Exhibit 4.1

AFFINION GROUP HOLDINGS, INC.

as Issuer

$292,754,750 13.75%/14.50% SENIOR SECURED PIK/TOGGLE NOTES DUE 2018

INDENTURE

Dated as of December 12, 2013

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

i

Appendix A – Rule 144A/Regulation S/AI Appendix

Exhibit 1 – Form of Initial Note or Additional Note

Exhibit 2 – Form of Letter of Representation

Exhibit 3 – Form of Free Transferability Certificate

v

INDENTURE dated as of December 12, 2013 between Affinion Group Holdings, Inc., a Delaware corporation (the “Issuer”) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Notes issued under this Indenture.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or becomes a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such Person, as applicable.

“Acquisition” means the purchase by Opco on October 17, 2005 pursuant to the Stock Purchase Agreement of all the equity interests of Affinion Group, LLC and all of the share capital of Affinion International Holdings Limited.

“Additional Notes” means the 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 issued by the Issuer pursuant to this Indenture from time to time after the Issue Date (other than PIK Notes issued as a result of a PIK Payment).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Indenture, Cendant Corporation and its Affiliates shall not be deemed Affiliates of the Issuer so long as (1) such entities would be Affiliates of the Issuer only by virtue of their beneficial ownership of Capital Stock of the Issuer and (2) such entities beneficially own, as a group, less of the voting power of the Issuer than is beneficially owned by the Sponsor.

“Applicable Premium” shall mean the excess of: (a) the present value at the applicable redemption date of (i) the redemption price of the Notes being redeemed on December 12, 2016 (such redemption price being as set forth in the table in the third paragraph of Paragraph 5 of the form of the Notes set forth in Appendix A) plus (ii) all required interest payments on such Notes through December 12, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of such Notes.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions set forth under Section 5.01 herein or any disposition that constitutes a Change of Control;

(c) for purposes of Section 4.06 only, any Restricted Payment or Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of Cash Equivalents or Investment Grade Securities by the Issuer or its Restricted Subsidiaries) that is permitted to be made, and is made, under Section 4.04 herein.

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than $7.5 million;

(e) any disposition of property or assets or the issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer;

(f) any foreclosures on assets or property of the Issuer or its Subsidiaries;

(g) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h) any sale of inventory, equipment or other assets in the ordinary course of business;

(i) any grant in the ordinary course of business of any license of patents, trademarks, know-how and any other intellectual property;

(j) any exchange of assets for assets (including a combination of assets and Cash Equivalents) related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Board of Directors of the Issuer, which in the event of an exchange of assets with a Fair Market Value in excess of (1) $10.0 million shall be evidenced by an Officers’ Certificate, and (2) $25.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Issuer;

(k) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements in which the Issuer enters into a multi-year services arrangement with the transfer of such assets) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by senior management or the Board of Directors of the Issuer, which in the event of a swap with a Fair Market Value in excess of (1) $10.0 million shall be evidenced by an Officers’ Certificate and (2) $25.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Issuer; and

(l) cash advances by any Material Subsidiary (as defined in the Credit Agreement) to Opco or any Subsidiary (as defined in the Credit Agreement) that is a Parent of such Subsidiary (as defined in the Credit Agreement).

“Board of Directors” means as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or place of payment.

“Capital Stock” means:

(1) in the case of a corporation or a company, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer or any Restricted Subsidiary of the Issuer described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) U.S. dollars, pounds sterling, euros, national currency of any participating member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the government of the United States or any country that is a member of the European Union or any agency or instrumentality thereof, in each case with maturities not exceeding two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250 million, or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than Permitted Holders or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Cash Interest” means any interest on the Notes paid in cash.

“Cendant” means Cendant Corporation.

“Change of Control” means any of the following events:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person, other than any Permitted Holder;

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer or any Parent of the Issuer (for purposes of calculating the total voting power of the Voting Stock held by a group, the voting power beneficially owned by a Permitted Holder shall be excluded to the extent such Permitted Holder retains the sole economic rights with respect to the subject Voting Stock); or

(3) (A) prior to the first public offering of common Capital Stock of the Parent or the Issuer, the first day on which the Board of Directors of the Parent or the Issuer shall cease to consist of a majority of directors who (i) were members of the Board of Directors of the Issuer on the Issue Date or (ii) were either (x) nominated for election by the Board of Directors of the Parent or the Issuer, a majority of whom were directors on the Issue Date or whose election or nomination for election was previously approved by a majority of directors nominated for election pursuant to this clause (x) or who were designated or appointed pursuant to clause (y) below, or (y) designated or appointed by a Permitted Holder (each of the directors selected pursuant to clauses (A)(i) and (A)(ii), a “Continuing Director”) and (B) after the first public offering of common Capital Stock of either Parent or the Issuer, (i) if such public offering is of common Capital Stock of the Parent , the first day on which a majority of the members of the Board of Directors of the Parent are not Continuing Directors or (ii) if such public offering is of common Capital Stock of the Issuer, the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

Notwithstanding the foregoing, a Specified Merger/Transfer Transaction shall not constitute a Change of Control.

“Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Document.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period (without giving effect to the amount added to Net Income in calculating Consolidated Net Income for the excess of the provision for taxes over cash taxes) plus:

(1) provision for taxes based on income, profits or capital of such Person and its Restricted Subsidiaries for such period, including, without limitation, state franchise and similar taxes, and including an amount equal to the amount of tax distributions actually made to the holders of Capital Stock of such Person or any Parent of such Person in respect of such period in accordance with Section 4.04(b)(xii), which shall be included as though such amounts had been paid as income taxes directly by such Person, in each case, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4) the amount of any restructuring charges or expenses (which, for the avoidance of doubt, shall include retention and supplemental bonus payments payable in connection with the Acquisition or otherwise, exit costs, severance payments, systems establishment costs or excess pension charges), to the extent that any such charges or expenses were deducted in computing such Consolidated Net Income; plus

(5) for any quarter in the four quarter period ended September 30, 2013, all adjustments to net income (or loss) used in connection with the calculation of pro forma “Adjusted EBITDA” for the last twelve months ended September 30, 2013 (as set forth in the Offering Memorandum under the section entitled “Summary—Summary Historical Consolidated Financial Data—Adjusted EBITDA Reconciliation for Holdings”) to the extent such adjustments are not fully reflected in the applicable quarter and continue to be applicable; plus

(6) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Permitted Holders (or any accruals relating to such fees and related expenses) during such period; provided that such amount shall not exceed in any four quarter period the greater of (x) $2.5 million or (y) 1.0% of Consolidated Cash Flow of Opco (calculated without giving effect to this clause (6)); minus

(7) non-cash items increasing such Consolidated Net Income for such period (excluding the recognition of deferred revenue or any non-cash items which represent the reversal of any accrual of, or reserve for, anticipated cash charges in any prior period and any items for which cash was received in any prior period and excluding amounts increasing Consolidated Net Income pursuant to clause (15) of the definition of Consolidated Net Income);

in each case, on a consolidated basis and determined in accordance with GAAP. For purposes of calculating Consolidated Cash Flow, the calculation shall exclude the effects of purchase accounting as a result of the Transactions.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of, the depreciation and amortization and other non-cash expenses or non-cash items of and the restructuring charges or expenses of, a Restricted Subsidiary of such Person shall be added to (or subtracted from, in the case of non-cash items described in clause (7) above) Consolidated Net Income to compute Consolidated Cash Flow of such Person (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of such Person and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to such Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Leverage Ratio” means, with respect to any Person at any date, the ratio of (a) the aggregate amount of all Indebtedness of such Person and its Restricted Subsidiaries less cash and cash equivalents (excluding restricted cash), in each case, determined on a consolidated basis in accordance with GAAP as of such date to (b) the Consolidated Cash Flow of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date. In the event that the Issuer or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Leverage Ratio is made, then the

Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period. The provisions applicable to pro forma transactions and Indebtedness set forth in the second paragraph of the definition of “Fixed Charge Coverage Ratio” shall apply for purposes of making the computation referred to in this paragraph.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, plus the amount that the provision for taxes exceeds cash taxes paid by such Person and its Restricted Subsidiaries in such period; provided that:

(1) any net after-tax extraordinary or nonrecurring or unusual gains, losses, income, expense or charges (less all fees and expenses relating thereto), including, without limitation, any severance, relocation or other restructuring costs and transition expenses Incurred as a direct result of the transition of the Issuer to an independent operating company in connection with the Transactions and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, any acquisition or any offering of Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions and the Restructuring, in each case, shall be excluded;

(2) any increase in amortization or depreciation or any one-time non-cash charges resulting from purchase accounting in connection with any acquisition that is consummated on or after July 1, 2010 shall be excluded;

(3) the cumulative effect of a change in accounting principles during such period shall be excluded;

(4) any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by senior management or the Board of Directors of the Issuer) shall be excluded;

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

(7) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) solely for the purpose of covenant described in Section 4.04 herein, the Net Income for such period of any Restricted Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its equity holders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived or are permitted by the covenant described in Section 4.05 herein; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person or a Restricted Subsidiary of such Person (subject to the provisions of this clause (8)), to the extent not already included therein;

(9) any non-cash impairment charge or asset write-off resulting from the application of Statement of Financial Accounting Standards No. 142 and 144, and the amortization of intangibles arising pursuant to No. 141, shall be excluded;

(10) any non-cash expenses realized or resulting from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(11) any one-time non-cash compensation charges shall be excluded;

(12) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 and related interpretations shall be excluded;

(13) the effects of purchase accounting as a result of the Transactions shall be excluded;

(14) accruals and reserves that are established within twelve months after October 17, 2005 and that are so required to be established in accordance with GAAP shall be excluded;

(15) to the extent not already reflected in Consolidated Net Income, the amount of any accrual, reserve or other charge that reduces Net Income of such Person that was taken in respect of expected or actual Losses by reason of (x) any legal proceedings existing on October 17, 2005, or relating to the same facts and circumstances of such proceedings, or (y) a breach or violation of law, in each case, shall be excluded; provided that (as certified in an Officers’ Certificate delivered to the Trustee) the Issuer has (i) a reasonable good faith belief that it is entitled to be indemnified by Cendant pursuant to the Stock Purchase Agreement in respect of such Losses in an amount greater than or equal to the amount to be excluded from the calculation of Consolidated Net Income pursuant to this clause (15) and (ii) has provided Cendant a notice in respect of the Issuer’s intent to seek indemnity; provided further that (x) if Net Income is increased as a result of any amounts received from Cendant in respect of such an indemnity and the right to be so indemnified was used in a prior period to increase Consolidated Net Income pursuant to this clause (15), such amounts received shall be excluded from Consolidated Net Income and (y) to the extent the actual indemnity received is less than the expected indemnity amount excluded in a prior period pursuant to this clause (15), Consolidated Net Income shall be reduced by the difference in the period in which such lower actual indemnity amounts are received or in which a final judgment of a court of competent jurisdiction is made that the Issuer is entitled to no indemnity; and

(16) solely for the purpose of determining the amount available for Restricted Payments under clause 3(A) of Section 4.04(a), the amortization of original issue discount relating to the Notes shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described in Section 4.04 herein, there shall be excluded from the calculation of Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Issuer or a Restricted Subsidiary of the Issuer in respect of or that originally constituted Restricted Investments.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions and amounts applied to make a Restricted Payment in accordance Section 4.04(b)(ii) made to the capital of the Issuer or such Restricted Subsidiary after October 17, 2005 (other than any cash contributions in connection with the Transactions); provided, however that: (1) if the aggregate principal amount of such Contribution Indebtedness is greater than the aggregate amount of such cash contributions to the capital of the Issuer or such Restricted Subsidiary, as applicable, the amount in excess shall be Indebtedness (other than Secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the Notes; (2) such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the date of Incurrence thereof; and (3) such cash contribution is not and has not been included in the calculation of permitted Restricted Payments under the covenant described in Section 4.04 herein.

“Credit Agreement” means (i) the Amended and Restated Credit Agreement dated as of April 9, 2010, among the Issuer, Opco, the lenders from time to time party thereto, Deutsche Bank Trust Company Americas (as successor to Bank of America, N.A.), as administrative agent and collateral agent, and the other agents party thereto, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any one or more agreements or indentures extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Priority Collateral” shall mean the “Shared Collateral” as defined in the Intercreditor Agreement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any Parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable, putable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Notes;

provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that (x) if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (y) such Capital Stock shall not constitute Disqualified Stock if such Capital Stock matures or is mandatorily redeemable or is redeemable at the option of the holders thereof as a result of a change of control or asset sale so long as the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto); provided further that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of any Person (other than Disqualified Stock), other than:

(1) public offerings with respect to the Capital Stock of such Person registered on Form S-4 or Form S-8;

(2) any such public or private sale that constitutes an Excluded Contribution;

(3) an issuance to any Subsidiary; and

(4) any Cash Contribution Amounts.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer from:

(1) contributions to its common Capital Stock, and

(2) the sale (other than to a Subsidiary of the Issuer or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an Officer of the Issuer).

“Existing Holdings Notes” means the 11.625% Senior Notes due 2015 that were originally issued by the Issuer on October 5, 2010 (including the exchange notes issued therefor pursuant to a registered exchange offer).

“Extended Opco Notes” means the 13.50% Senior Subordinated Notes due 2018 issued by Opco to Affinion Investments, LLC on the Issue Date in connection with the Restructuring.

“Extended Opco Note Agreement” means the note agreement governing the Extended Opco Notes, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any one or more agreements or indentures extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness and (iii) all other Obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services, in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services, in each case, unless such Indebtedness or Obligations specifically provide that they do not constitute First Priority Lien Obligations.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio of any specified Person referred to above, Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations (as determined in accordance with GAAP) that have been made by such Person or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations (including the Transactions) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into such Person or any of its Restricted Subsidiaries since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation or discontinued any operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, consolidation or discontinued operation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC, except that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that have been realized or for which substantially all the steps necessary for realization have been taken or are reasonably expected to be taken within twelve months following any such transaction, including, but not limited to, the execution or termination of any contracts, the reduction of costs related to administrative functions or the termination of any personnel, as applicable; provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the Issuer’s chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to this Indenture; provided, further, that the aggregate of all operating expense reductions that may be included in such pro forma calculations during the life of the Notes and that, as of the relevant calculation date, have not been realized shall not exceed $50.0 million. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if the related hedge has a remaining term in excess of twelve months).

Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense (net of interest income) to the extent it relates to Indebtedness of such Person and its Restricted Subsidiaries for such period and to the extent such expense was deducted in computing Consolidated Net Income, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations (but excluding the amortization or write-off of deferred financing fees or expenses of any bridge or other financing fee in connection with the Transactions, the refinancing of the Credit Agreement and the offering of the Notes and the amortization of original issue discount relating to the Notes); plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4) to the extent not included in clause (1) above, the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Flow Through Entity” means an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case which are in effect on October 17, 2005. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary shall be accounted for as an Investment.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange or interest rate swap agreements, cap agreements and collar agreements; and

(2) other agreements or arrangements designed to manage exposure or protect such Person against fluctuations in currency exchange or interest rates.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a current account payable, trade payable or similar obligation Incurred, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) the Seller Preferred Stock whether or not reflected as a liability of the Issuer; (5) obligations to make payments in respect of money back guarantees offered to customers in the ordinary course of business; (6) obligations to make payments to one or more insurers in respect of premiums collected by the Issuer on behalf of such insurers or in respect profit-sharing arrangements entered into with such insurers, in each case in the ordinary course of business, or (7) the financing of insurance premiums with the carrier of such insurance or take or pay obligations contained in supply agreements, in each case entered into in the ordinary course of business.

Notwithstanding anything in this Indenture, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Similar Business, in each case of nationally recognized standing that is, in the good faith determination of the Board of Directors of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Notes” means the 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 issued by the Issuer pursuant to this Indenture on the Issue Date.

“Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date, among Deutsche Bank Trust Company Americas, as administrative agent and collateral agent under the Credit Agreement, Wells Fargo Bank, National Association, as Trustee and Collateral Agent, and the other parties from time to time party thereto, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and marketing partners and commission, travel and similar advances to officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04 herein:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by senior management or the Board of Directors of the Issuer.

“Issue Date” means December 12, 2013, the date on which the Initial Notes are issued.

“Joint Venture” means any Person, other than an individual or a Subsidiary of the Issuer, (i) in which the Issuer or a Restricted Subsidiary of the Issuer holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) and (ii) which is engaged in a Similar Business.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest and, any filing of or agreement to give any financing statement under the Uniform Commercial Code or equivalent statutes of any jurisdiction (other than a filing for informational purposes)); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means all of the individuals consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent company of the Issuer, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer or any direct or indirect parent company of the Issuer, as the case may be, as applicable, was approved by (x) a vote of a majority of the directors of the Issuer or any direct or indirect parent of the Issuer as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved or (y) the Permitted Holders and (2) executive officers and other management personnel of the Issuer or any direct or indirect parent company of the Issuer, as the case may be, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuer or any direct or indirect parent company of the Issuer, as the case may be, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, less an amount equal to the amount of tax distributions actually made to the holders of Capital Stock of such Person or any Parent of such Person in respect of a period in accordance with Section 4.04(b)(xii) herein as if such amounts had been paid as income taxes directly by such Person but only to the extent such amounts have not already been accounted for as taxes reducing the net income (loss) of such Person.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required other than pursuant to Section 4.06(b) or (c) to be paid as a result of such transaction (including to obtain any consent therefor), any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and any distributions and the payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Sale; provided that Net Proceeds shall not include proceeds of a Subsidiary Spin-Off to the extent such proceeds are applied to redeem the Notes pursuant to the provisions described in the fourth and fifth paragraphs of Paragraph 5 of the form of the Notes set forth in Appendix A.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture, including any PIK Notes issued in respect of Notes and any increase in the principal amount of outstanding Notes as a result of a PIK Payment, in each case, in the form set forth in Appendix A. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture. The Initial Notes issued on the Issue Date, PIK Notes and Additional Notes shall be treated as a single class for all purposes under this Indenture.

“Notes Priority Collateral” shall mean all Collateral, other than the Credit Agreement Priority Collateral.

“Obligations” means any principal, interest (including Post-Petition Interest), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

“Offering Memorandum” means the Offering Memorandum and Consent Solicitation Statement dated November 7, 2013 (including the information incorporated by reference therein), as amended or supplemented on the Issue Date.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or any of the Issuer’s Restricted Subsidiaries.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer or any of the Issuer’s Restricted Subsidiaries, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer or any of the Issuer’s Restricted Subsidiaries, that meets the requirements set forth in this Indenture.

“Opco” means Affinion Group, Inc., a Delaware corporation, and its successors.

“Opco Indentures” means the indentures governing the Opco Notes, as amended, supplemented or modified from time to time.

“Opco Notes” means the $355.5 million principal amount of 11 1⁄2% Senior Subordinated Notes due 2015 that were issued by Opco on April 26, 2006 and the $475.0 million principal amount of 7.875% Senior Notes due 2018 that were issued on November 19, 2010 (including, in each case, the exchange notes issued therefor pursuant to a registered exchange offer).

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Other Pari Passu Lien Obligations” means other Indebtedness of the Issuer and the Restricted Subsidiaries that is equally and ratably secured with the Notes and is designated by the Issuer as an Other Pari Passu Lien Obligation.

“Parent” means, with respect to any Person, any direct or indirect parent company of such Person whose only material assets consist of the common Capital Stock of such Person.

“Pari Passu Indebtedness” means the Notes and any Indebtedness which ranks pari passu in right of payment with the Notes.

“Permitted Holders” means, at any time, (1) the Sponsor, (2) the Management Group and (3) the Warrantholders. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investment” means:

(1) any Investment in the Issuer or any Restricted Subsidiary;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.06 herein or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on July 1, 2010 and any Investments made pursuant to binding commitments in effect on July 1, 2010;

(6) advances to employees not in excess of $15 million and outstanding at any one time in the aggregate; provided that advances that are forgiven shall continue to be deemed outstanding;

(7) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under Section 4.03(b)(x) hereof;

(9) any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) since July 1, 2010 that are at that time outstanding (without giving effect to the sale of Investments made pursuant to this clause (9) to the extent the proceeds of such sale received by the Issuer and its Restricted Subsidiaries do not consist of Cash Equivalents), not to exceed the greater of (x) $95 million and (y) 4.0% of Total Assets of the Issuer at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) since July 1, 2010 that are at that time outstanding (without giving effect to the sale of Investments made pursuant to this clause (10) to the extent the proceeds of such sale received by the Issuer and its Restricted Subsidiaries do not consist of Cash Equivalents), not to exceed the greater of (x) $110 million and (y) 7.5% of Total Assets of the Issuer at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(11) loans and advances to officers, directors and employees for business-related travel expenses, moving and relocation expenses and other similar expenses, in each case Incurred in the ordinary course of business;

(12) Investments the payment for which consists of Equity Interests of the Issuer or any Parent of the Issuer (other than Disqualified Stock); provided, however, that such Equity Interests shall not increase the amount available for Restricted Payments under the calculation set forth in Section 4.04(a)(iv)(3) hereof until such time as the Investment in such Equity Interests is no longer outstanding;

(13) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(14) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business;

(15) Investments of a Restricted Subsidiary of the Issuer acquired after July 1, 2010 or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by the covenant described under Article 5 hereof after July 1, 2010 to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(16) any Investment in the Notes;

(17) guarantees not prohibited by Section 4.03 hereof; and

(18) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except for transactions described in Section 4.07(b)(ii), (vi), (vii), (viii), (ix), (xi) and (xvi)).

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations, including those to secure health, safety, insurance and environmental obligations, of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued at the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A) Liens securing an aggregate principal amount of Pari Passu Indebtedness not to exceed the greater of (x) the aggregate principal amount of Pari Passu Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(i) herein, and (y) the maximum principal amount of Indebtedness that, as of such date, and after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 3.00 to 1.00 and (B) Liens securing Indebtedness permitted to be Incurred pursuant to clauses (ii), (iv) (provided, that, such Liens do not extend to any property or assets that are not property being purchased, leased, constructed or improved with the proceeds of such Indebtedness being Incurred pursuant to clause (iv)), (xii) or (xix) (provided, that, in the case of clause (xix), such Liens do not extend to any property or assets of the Issuer) of Section 4.03(b) herein;

(7) Liens existing on the Issue Date (other than with respect to Obligations in respect of the Credit Agreement);

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9) Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other assets or property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with Section 4.03 herein;

(11) Liens securing Hedging Obligations permitted to be Incurred Section 4.03(b)(x) herein;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property granted to others in the ordinary course of business that do not (i) materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries or (ii) secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Restricted Subsidiary;

(16) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s customer at the site at which such equipment is located;

(17) Liens securing insurance premiums financing arrangements, provided that such Liens are limited to the applicable unearned insurance premiums;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of software and other licenses in the ordinary course of business;

(20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(21) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(22) Liens securing obligations Incurred in the ordinary course of business that do not exceed $15 million at any one time outstanding;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24) Liens incurred to secure cash management services in the ordinary course of business;

(25) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods; and

(26) deposits made in the ordinary course of business to secure liability to insurance carriers.

“Person” means any individual, corporation, partnership, limited liability company, Joint Venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Interest” means interest paid in the form of (1) an increase in the outstanding principal amount of the Notes or (2) the issuance of PIK Notes.

“PIK Notes” means additional Notes issued under this Indenture on the same terms and conditions as the Notes issued on the Issue Date in connection with a PIK Payment.

“PIK Payment” means a payment of PIK Interest with respect to the Notes.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Presumed Tax Rate” means the highest effective marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York

City (taking into account (i) the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of Section 68(f) of the Code, and (ii) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any Parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated this Indenture all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Restructuring” means the exchange offers and consent solicitations and the transactions related thereto that are described in the Offering Memorandum, including the transactions described under “Certain Relationships and Related Transactions—Contribution to Affinion Investments” and “Certain Relationships and Related Transactions—Intercompany Exchange.”

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

“SEC” means the Securities and Exchange Commission.

“Secured Bank Indebtedness” means any Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(A) of the definition of Permitted Liens.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated Cash Flow of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness subsequent to the commencement of the period for which the

Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period. The provisions applicable to pro forma transactions and Indebtedness set forth in the second paragraph of the definition of “Fixed Charge Coverage Ratio” shall apply for purposes of making the computation referred to in this paragraph.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Intercreditor Agreement, security agreements, pledge agreements, collateral assignments and related agreements and any other intercreditor, priority or subordination agreements, in each case, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral (or governing the relative rights and remedies with respect thereto) as contemplated by this Indenture or any of the foregoing.

“Seller Preferred Stock” means the shares of the preferred stock issued by the Issuer in the Transactions, or subsequently issued shares in respect of payable-in-kind dividend payments therein or issued upon stock splits or redemptions or otherwise in respect thereof

“Senior Credit Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented or otherwise modified from time to time.

“Senior Subordinated Bridge Loan Facility” means the senior subordinated bridge loan facility among Opco, the financial institutions named therein and Credit Suisse, Cayman Islands Branch (or an affiliate thereof), as administrative agent, entered into on October 17, 2005 in connection with the consummation of the Transactions.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC or any successor provision.

“Similar Business” means any business or activity of the Issuer or any of its Subsidiaries currently conducted or proposed as of the Issue Date, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof, or is complementary, incidental, ancillary or related thereto.

“Sponsor” means Apollo Management L.P. or one or more investment funds controlled by Apollo Management, L.P. and any of their respective Affiliates (excluding the Issuer and its Subsidiaries), including Apollo Management V, L.P.

“Sponsor Consulting Agreement” means the Consulting Agreement between the Sponsor and Opco dated as of October 17, 2005.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Stock Purchase Agreement” means the Purchase Agreement dated as of July 26, 2005, as amended and supplemented on October 17, 2005, by and among Cendant, the Issuer and Opco, pursuant to which Cendant agreed to sell to Opco all of the equity interests of Affinion Group, LLC (formerly Cendant Marketing Group, LLC) and Affinion International Holdings Limited (formerly Cendant International Holdings Limited).

“Subordinated Indebtedness” means any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes.

“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.

“Subsidiary Spin-Off” means any public sale after the Issue Date of common stock of any Restricted Subsidiary of the Issuer in connection with a spin-off or a similar transaction involving the disposition of a business operation, unit or division.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet.

“Transaction Documents” means the Stock Purchase Agreement, the Credit Agreement and, in each case, any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time

“Transactions” means, collectively, the Acquisition and the entering into of the credit agreement dated as of October 17, 2005 among Opco, the Issuer, the lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch (or an affiliate thereof), as administrative agent, and the other agents party thereto, the Senior Subordinated Bridge Loan Facility and the indenture governing the $270.0 million principal amount of 10 1⁄8% Senior Notes due 2013 that were issued by Opco on October 17, 2005 and the $34.0 million principal amount of 10 1⁄8% Senior Notes due 2013 that were issued by Opco on May 3, 2006.

“Treasury Rate” means, for any date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the applicable redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the applicable redemption date to December 12, 2016; provided, however, that if the period from the applicable redemption date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the redemption date to December 12, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the respective party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) initially (i) Affinion Investments II, LLC (formerly known as Affinion Loyalty, LLC), (ii) Affinion Investments, LLC and (iii) Affinion Developments, LLC;

(2) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(3) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated); provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries (other than Equity Interests of Unrestricted Subsidiaries); provided further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (A) if the designated Subsidiary is a Subsidiary of the Issuer or any of its Restricted Subsidiaries (but is not a Subsidiary of Opco or any of its Restricted Subsidiaries), (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in clause (i) under Section 4.03(a) herein or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, or (B) if the designated Subsidiary is a Subsidiary of Opco or any of its Restricted Subsidiaries, (1) Opco could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in clause (ii) under Section 4.03(a) herein or (2) the Fixed Charge Coverage Ratio for Opco and its Restricted Subsidiaries would be greater than such ratio for Opco and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S.

Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided, that, (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Warrantholders” means all of the Persons who received Warrants in the Restructuring on the Issue Date (but does not include their transferees unless such transferee also received Warrants on the Issue Date).

“Warrants” means the Series A Warrants, having no par value, of the Issuer, representing the right to purchase shares of Class B Common Stock and Series B Warrants to purchase shares of Class B Common Stock.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.07
“AI”	APPENDIX A
“Asset Sale Offer”	4.06(c)
“Automatic Exchange”	APPENDIX A
“Automatic Exchange Date”	APPENDIX A
“Automatic Exchange Notice”	APPENDIX A
“Automatic Exchange Notice Date”	APPENDIX A
“Bankruptcy Law”	6.01

“Base Currency”	12.16
“Change of Control Offer”	4.08(b)
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Definitive Note”	APPENDIX A
“Depository”	APPENDIX A
“Event of Default”	6.01
“Excess Proceeds”	4.06(c)
“Free Transferability Certificate”	APPENDIX A
“Global Notes”	APPENDIX A
“IAI”	APPENDIX A
“incorporated provision”	12.01
“Judgment Currency”	12.16(b)
“legal defeasance option”	8.01(b)
“Losses”	4.03(b)
“Notes Custodian”	APPENDIX A
“Offer Period”	4.06(e)
“Paying Agent”	2.04
“protected purchaser”	2.08
“QIB”	APPENDIX A
“Rates of Exchange”	12.16(b)
“Refinancing Indebtedness”	4.03(b)
“Refunding Capital Stock”	4.04(b)
“Registrar”	2.04
“Regulation S”	APPENDIX A
“Regulation S Global Note”	APPENDIX A
“Restricted Payments”	4.04(a)
“Retired Capital Stock”	4.04(b)
“Rule 144”	APPENDIX A
“Rule 144A”	APPENDIX A
“Rule 144A Global Note”	APPENDIX A
“Specified Merger/Transfer Transaction”	5.01(a)
“Successor Issuer”	5.01(a)
“Transfer Restricted Notes”	APPENDIX A

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. The TIA is not incorporated by reference into this Indenture.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(h) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

(i) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of additional interest, to the extent that, in such context, additional interest is, was, or would be payable in respect thereof.

ARTICLE 2

THE NOTES

SECTION 2.01. Amount of Notes; Issuable in Series. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $292,754,750. Subject to Section 4.03 and Section 4.12, the Issuer may issue Additional Notes from time to time after the Issue Date without notice or the consent of Holders. Subject to Section 2.15, the Issuer may Issue PIK Notes without notice or the consent of Holders. The Initial Notes, any PIK Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes hereunder, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SECTION 2.02. Form and Dating. Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes or PIK Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall each be substantially in the form set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. Any Additional Notes or PIK Notes issued other than as Transfer Restricted Notes and the Trustee’s certificate of authentication shall each be substantially in the form set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1.00 and any integral multiples thereof, and any increase in the principal amount of Notes as a result of a PIK Payment may be made in integral multiples of $1.00.

For purposes of this Indenture, all references to “principal amount” of the Notes shall include any increase in the principal amount of the Notes (including PIK Notes) as a result of a PIK Payment.

SECTION 2.03. Execution and Authentication. (a) The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (i) Notes for original issue on the date hereof in an aggregate principal amount of $292,754,750 and (ii) subject to the terms of this Indenture, Additional Notes or PIK Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or PIK Notes. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $1.00 and integral multiples thereof.

(b) One duly authorized Officer shall sign the Notes for the Issuer by manual signature.

(c) If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(d) A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(e) The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

(f) The Trustee is hereby authorized to enter into a letter of representations with the Depository in the form provided by the Issuer and to act in accordance with such letter.

(g) The Trustee shall authenticate and make available for delivery Notes without restrictive legends upon an Automatic Exchange pursuant to Section 2.3(e)(iii) of Appendix A.

SECTION 2.04. Registrar and Paying Agent. (a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The Issuer initially appoints the Trustee as (i) Registrar, and Paying Agent in connection with the Notes and (ii) the Custodian with respect to the Global Notes.

(b) The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of the Issuer’s domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Wholly Owned Subsidiary of the Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Wholly Owned Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange. (a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of the same series of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days prior to the mailing of a notice of redemption of the Notes to be redeemed.

(b) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, each Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

(c) Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(d) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Notes. (a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note of the same series if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note (including attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

(b) Every replacement Note is an additional obligation of the Issuer.

(c) The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09. Outstanding Notes. (a) Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those redeemed pursuant to Article 3 and those described in this Section 2.09 as not outstanding. Subject to Section 12.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

(b) If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

(c) If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer consider appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and make them available for delivery in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes, as the case may be (plus interest on such defaulted interest to the extent lawful), in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or electronically transmit or cause to be mailed or electronically transmitted to each affected Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP Numbers, ISINs, etc. The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers; provided, further, that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. The Issuer shall advise the Trustee in writing of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14. Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes outstanding (including any outstanding PIK Notes and any increased principal amounts as a result of any PIK Payment) at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes then outstanding, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 12.06 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate.

SECTION 2.15. Issuance of PIK Notes.

(a) The Issuer shall be entitled to issue PIK Notes under this Indenture as interest on the Notes.

(b) Interest payable on the Initial Notes on the first interest payment date after the Issue Date shall be paid entirely in PIK Interest. Any accrued interest in connection with a redemption of the Notes pursuant to Sections 3.01, 4.06 and 4.08 shall be made solely in cash. On each Interest Payment Date (other than the first Interest Payment Date after the Issue Date), the Issuer may, at its option, elect to pay interest on the Notes (1) entirely in Cash Interest, (2) entirely in PIK Interest or (3) 50% in Cash Interest and 50% in PIK Interest; provided that if (i) no Default or Event of Default (each as defined in the Credit Agreement) shall have occurred and be continuing or would result from such interest payment and any related dividend from Opco, (ii) immediately after giving effect to such interest payment, on a Pro Forma Basis (as defined in the Credit Agreement applicable on the Issue Date), the Consolidated Leverage Ratio (as defined in the Credit Agreement ) of Opco is less than or equal to 5.0:1.0 as of the last day of the most recently completed fiscal quarter preceding the interest payment date for which financial statements have been delivered to the agent under the Credit Agreement and (iii) immediately after giving effect to such interest payment, on a pro forma basis, the Adjusted Consolidated Leverage Ratio (as defined in the Extended Opco Note Agreement applicable on the Issue Date) of Opco is less than or equal to 5.0:1.0, then the Issuer shall be required to pay interest on the Notes for such interest period entirely in Cash Interest.

(c) Prior to the beginning of each such interest period, the Issuer shall deliver to the Trustee and the Paying Agent (if other than the Trustee) a written notice setting forth whether the subsequent interest payment due on the subsequent Interest Payment Date will be made in the form of Cash Interest, PIK Interest or 50% in Cash Interest and 50% in PIK Interest. The Trustee shall promptly deliver a corresponding notice to Holders of the Notes. If no election is made and no written notice is delivered, such interest payment shall be payable according to the method of payment for the previous interest period. With respect to the issuance of any PIK Notes, no later than two Business Days prior to the relevant Interest Payment Date the Issuer shall deliver to the Trustee and the Paying Agent (if other than the Trustee), (i) if such PIK Notes are Definitive Notes, the required amount of new Definitive Notes (rounded up to the nearest whole dollar) and an order to authenticate and deliver such PIK Notes or (ii) if such PIK Notes are Global Notes, an order to increase the outstanding principal amount of Notes by the required amount (rounded up to the nearest whole dollar) (or, if necessary, pursuant to the requirements of the Depository or otherwise to authenticate and deliver such new Global Notes).

(d) Any PIK Notes shall, after being executed and authenticated pursuant to Section 2.03, be (i) if such PIK Notes are Definitive Notes, mailed to the person entitled thereto as shown on the Note Register for the Definitive Notes as of the relevant record date or (ii) if such PIK Notes are Global Notes, deposited into the account specified by the Holder or Holders thereof as of the relevant Record Date. Alternatively, in connection with any PIK Payment, the Issuer may direct the Paying Agent to make appropriate amendments to the schedule of principal amounts of the relevant Global Notes outstanding for which PIK Notes will be issued and arrange for deposit into the account specified by the Holder or Holders thereof as of the relevant Record Date.

(e) Payment shall be made in such form and terms as specified in this Section 2.15 and the Issuer shall and the Paying Agent may take additional steps as is necessary to effect such payment.

ARTICLE 3

REDEMPTION

SECTION 3.01. Redemption. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Notes set forth in Appendix A, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.

SECTION 3.02. Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by the Notes or any provision of this Indenture, shall be made in accordance with the Notes, such provision and this Article.

SECTION 3.03. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the applicable Note, they shall notify the Trustee in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 40 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the applicable Note, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officers’ Certificate and Opinion of Counsel from the Issuer to the effect that such redemption shall comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed or electronically transmitted to any Holder and shall thereby be void and of no effect.

SECTION 3.04. Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate in accordance with the Depository’s applicable procedures; provided that no Notes of $1.00 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes to be redeemed.

SECTION 3.05. Notice of Optional Redemption. (a) At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or electronically transmit or cause to be mailed by first-class mail or electronically transmitted a notice of redemption to each Holder whose Notes are to be redeemed.

Any such notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) the name and address of a Paying Agent;

(iv) that Notes called for redemption must be surrendered to a Paying Agent to collect the redemption price, plus accrued interest;

(v) if fewer than all the outstanding Notes of a series are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes of a series to be redeemed and the aggregate principal amount of Notes of a series to be outstanding after such partial redemption;

(vi) that, unless the Issuer defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP number, ISIN or “Common Code” number, if any, printed on the Notes being redeemed;

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes; and

(ix) the applicable provision in this Indenture or the Notes pursuant to which the Issuer is redeeming such Notes.

In addition, if such redemption shall occur with the net cash proceeds of an Equity Offering and is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated redemption date, or by the redemption date as so delayed.

(b) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.05 no later than 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee).

SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is mailed or electronically transmitted in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except, if applicable, as provided in the last paragraph of Section 3.05(a) and the final two sentences of paragraph 5 of the Notes. Upon surrender to any Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07. Deposit of Redemption Price. With respect to any Notes, prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary of the Issuer is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes to be redeemed.

SECTION 3.08. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes. (a) The Issuer shall promptly pay the principal of (and premium, if any) and interest, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if on such date the Trustee or any Paying Agent (other than the Issuer or any of its Affiliates) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

(b) PIK Interest shall be paid in the manner provided in Section 2.15. Any PIK Payment shall be considered paid on the date it is due if on such date (1) if PIK Notes (including PIK Notes that are Global Notes) have been issued therefor, such PIK Notes have been authenticated in accordance with the terms of this Indenture and (2) if the PIK Payment is made by increasing the principal amount of Global Notes then authenticated, the Trustee has increased the principal amount of Global Notes then authenticated by the required amount.

(c) The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes and shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

SECTION 4.02. Reports and Other Information. (a) Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall file with the SEC (or attempt to file with the SEC if the SEC will not accept such a filing), and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files (or attempts to file) them with the SEC,

(i) within the time periods specified by the Exchange Act for non-accelerated filers, an annual report on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(ii) within the time periods specified by the Exchange Act for non-accelerated filers, a quarterly report on Form 10-Q (or any successor or comparable form); and

(iii) all current reports that would be required to be filed with the SEC on Form 8-K.

The Issuer shall also make such information available to prospective investors upon request.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively (subject to Article 7 hereof) on Officers’ Certificates).

(b) For so long as the Notes remain outstanding during any period when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Notwithstanding the foregoing, the Issuer shall be deemed to have furnished such reports referred to above to the Trustee and the Holders if it has filed such reports with the SEC via the EDGAR filing system or posted such reports on the Issuer’s or Opco’s website, as applicable, and such reports are publicly available (it being understood that the Trustee shall have no responsibility to determine if such filings have occurred).

(d) If at any time any Parent of the Issuer becomes a guarantor of the Notes (there being no obligation of any Parent to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer or of any direct or indirect parent corporation of the Issuer (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders pursuant to this Section 4.02 may, at the option of the Issuer, be filed by and be those of such Parent rather than the Issuer.

SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) (1) the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (2) the Issuer shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that (i) the Issuer and any Restricted Subsidiary of the Issuer (other than Opco and any Restricted Subsidiary of Opco) may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary of the Issuer (other than Opco and any Restricted Subsidiary of Opco) may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1.0, and (ii) Opco and any Restricted Subsidiary of Opco may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and Preferred Stock, in each case if the Fixed Charge Coverage Ratio of Opco for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1.0, in the case of each of clauses (i) and (ii), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) The limitations set forth in Section 4.03(a) shall not apply to:

(i) (1) the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under any Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $1,252.5 million outstanding at any one time and (2) the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under any Credit Agreement which serves to refund, refinance or defease the Existing Holdings Notes or the Opco Notes that are outstanding on the Issue Date after giving effect to the Restructuring, including any Indebtedness under any Credit Agreement Incurred to pay premiums and fees in connection therewith;

(ii) the Incurrence by the Issuer of Indebtedness represented by the Notes issued on the Issue Date and any PIK Notes issued from time to time as payment of PIK Interest on the Notes and any increase in the principal amount of Notes as a result of a PIK Payment (but excluding any Additional Notes);

(iii) Indebtedness of the Issuer and its Restricted Subsidiaries existing on the Issue Date (other than Indebtedness described in Section 4.03(b)(i) and (ii)), including, without limitation, Indebtedness under the Existing Holdings Notes, the Opco Notes and Extended Opco Notes;

(iv) (1) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Issuer to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets)) and (2) Acquired Indebtedness; provided, however, that the aggregate principal amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (iv), when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding that was Incurred (or deemed Incurred as provided under clause (xiv) below) pursuant to this clause (iv), does not exceed the greater of (x) $95 million and (y) 4.0% of Total Assets of the Issuer at the time of Incurrence;

(v) Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(vi) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions or the disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness is subordinated in right of payment to the obligations of the Issuer under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(ix) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except (x) to the Issuer or another Restricted Subsidiary or (y) a pledge of Indebtedness referred to in this clause (ix) shall be deemed to be held by the pledgor and shall not be deemed a transfer until the pledgee commences actions to foreclose on such Indebtedness) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(x) Hedging Obligations that are Incurred not for speculative purposes and either (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges;

(xi) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary, in each case, reasonably required in the conduct of the business (giving effect to any growth or expansion of such business), including those to secure health, safety, insurance and environmental obligations of the Issuer and its Restricted Subsidiaries as conducted in accordance with good and prudent business industry practice;

(xii) Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount which, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed $100 million at any one time outstanding;

(xiii) any guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other Obligations by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture;

(xiv) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer which serves to refund, refinance or defease any Indebtedness, Disqualified Stock or Preferred Stock Incurred as permitted under the first paragraph of this covenant and clauses (ii), (iii), (iv), (xiv), (xv), (xviii) and (xix) of this Section 4.03(b), including any Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced;

(2) has a Stated Maturity which is no earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) at least 91 days later than the maturity date of the Notes;

(3) to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Notes, such Refinancing Indebtedness is junior to the Notes, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

(4) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing;

(5) shall not include Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(6) in the case of any Refinancing Indebtedness Incurred to refinance Indebtedness outstanding under Section 4.03(b)(iv) or (xix), shall be deemed to have been Incurred and to be outstanding under such Section 4.03(b)(iv) or (xix), as applicable, and not this Section 4.03(b)(xiv) for purposes of determining amounts outstanding under such Section 4.03(b)(iv) or (xix), provided, further, that subclauses (1) and (2) of this Section 4.03(b)(xiv) shall not apply to any refunding, refinancing or defeasance of (A) the Notes, (B) any Secured Indebtedness or (C) any Indebtedness Incurred by any Restricted Subsidiary of the Issuer;

(xv) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged or amalgamated into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that such Indebtedness, Disqualified Stock or Preferred Stock is not Incurred in contemplation of such acquisition, merger or amalgamation; provided further, however, that after giving effect to such acquisition, merger or amalgamation:

(1) in the case of Indebtedness, Disqualified Stock or Preferred Stock Incurred by the Issuer or any of its Restricted Subsidiaries (other than Opco or any Restricted Subsidiary of Opco), (A) the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 4.03(a); or (B) the Fixed Charge Coverage Ratio of the Issuer would be greater than or equal to such ratio immediately prior to such acquisition; and

(2) in the case of Indebtedness, Disqualified Stock or Preferred Stock Incurred by Opco or any Restricted Subsidiary of Opco, (A) Opco would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (ii) of Section 4.03(a); or (B) the Fixed Charge Coverage Ratio of Opco would be greater than or equal to such ratio immediately prior to such acquisition;

(xvi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xvii) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee, provided that if (i) the Indebtedness represented by such letter of credit or bank guarantee is incurred under any of the clauses of this Section 4.03(b) and (ii) the Indebtedness incurred under this clause (xvii) is at any time no longer supported by such letter of credit or bank guarantee, then the Indebtedness previously incurred under this clause (xvii) shall be classified under the preceding paragraph or under another available clause in this paragraph and if such Indebtedness may not be so reclassified, then an Event of Default under this Indenture shall be deemed to have occurred;

(xviii) Contribution Indebtedness;

(xix) if Opco could not Incur $1.00 of additional Indebtedness pursuant to clause (ii) of Section 4.03(a) after giving effect to such borrowing, Indebtedness of Restricted Subsidiaries of Opco Incurred for working capital purposes and any refinancings of such Indebtedness; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xix), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred (or deemed Incurred pursuant to Section 4.03(b)(xiv) above) pursuant to this clause (xix), does not exceed $25 million; and

(xx) Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries to fund losses, damages, liabilities, claims, costs and expenses (including attorney’s fees, interest, penalties, judgments and settlements, collectively, “Losses”), by reason of any litigation existing on October 17, 2005 disclosed in the Offering Memorandum (including the financial statements included therein), or relating to the same facts and circumstances of such proceeding; provided that (as certified in an Officers’ Certificate delivered to the Trustee) (1) the Issuer has provided to Cendant or its successor notice in respect of such Losses and has a reasonable good faith belief it is entitled to be indemnified by Cendant or such successor pursuant to the Stock Purchase Agreement in respect of such Losses and (2) the Indebtedness Incurred pursuant to this clause (xx) is in an amount equal to or less than the amount of the Losses for which indemnification is claimed; provided further that (1) after 30 days of the Issuer’s receiving funds in satisfaction of such indemnity or (2) if Cendant or such successor gives written notice to the Issuer or a Restricted Subsidiary that it disputes the Issuer’s entitlement to indemnity with respect to any Losses and (A) such dispute is not challenged by the Issuer within 30 days of receipt of such notice or (B) there is a final judgment of a court of competent jurisdiction confirming that the Issuer is not entitled to such indemnity which judgment is not discharged, waived or stayed for a period of 60 days, any amounts Incurred pursuant to this clause (xx) in respect of such indemnity that remain outstanding shall no longer be permitted under this clause (xx) and shall be deemed to be Incurred on such date.

(c) Notwithstanding the foregoing, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, after the Issue Date, issue any Indebtedness (including Acquired Indebtedness) to the Sponsor; provided that the Sponsor may acquire Indebtedness in secondary transactions not involving the Issuer or any of its Restricted Subsidiaries.

(d) For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of one or more of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in Section 4.03(b)(i) through (xx) above or is entitled to be Incurred pursuant to

Section 4.03(a), the Issuer shall, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock in any manner that complies with this Section 4.03 and such item of Indebtedness, Disqualified Stock or Preferred Stock shall be treated as having been Incurred pursuant to one or more of such clauses Section 4.03(b)(i) through (xx) or pursuant to Section 4.03(a). Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause 4.03(b)(i) above and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness outstanding on the Issue Date. Accrual of interest, the accretion of accreted value, amortization or original issue discount, the payment of interest in the form of additional Indebtedness with the same terms (including any PIK Payment), the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(f) The Issuer shall not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Issuer unless it is subordinate in right of payment to the Notes to the same extent. For purposes of this Section 4.03(f), no Indebtedness of the Issuer shall be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer, solely by reason of any Liens or guarantees arising or created in respect thereof or by virtue of the fact that the holders of any Secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 4.04. Limitation on Restricted Payments. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment with respect to such Equity Interests made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary on its common Equity Interests so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent of the Issuer, including in connection with any merger, amalgamation or consolidation;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses 4.03(b)(vii) and (ix)); or

(iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) (i) with respect to a Restricted Payment by the Issuer or any Restricted Subsidiary of the Issuer (other than Opco or any Restricted Subsidiary of Opco), immediately after giving effect to such transaction on a pro forma basis as if the Restricted Payment had been made and any Indebtedness Incurred on such date had been Incurred, the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in clause (i) of Section 4.03(a) and (ii) with respect to a Restricted Payment by Opco or any Restricted Subsidiary of Opco, immediately after giving effect to such transaction on a pro forma basis as if the Restricted Payment had been made and any Indebtedness Incurred on such date had been Incurred, Opco would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in clause (ii) of Section 4.03(a) herein; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after July 1, 2010 (including Restricted Payments permitted by clauses (i), (iv) (only to the extent of one-half of the amount paid pursuant to such clause), (vi) and (viii) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from July 1, 2010 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); provided, however, that, to the extent the Consolidated Leverage Ratio of the Issuer on a pro forma basis as if the Restricted Payment had been made and any Indebtedness Incurred on such date had been Incurred would have been less than 3.0 to 1, then 75% of the Consolidated Net Income of the Issuer for the aforementioned period shall be included pursuant to this clause (3)(A), plus

(B) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash, received by the Issuer after July 1, 2010 from the issue or sale of Equity Interests of the Issuer or any Parent of the Issuer (excluding (without duplication) Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount) including Equity Interests (other than Refunding Capital Stock, Disqualified Stock or Designated Preferred Stock) issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries), plus

(C) 100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash after July 1, 2010 (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock, the Cash Contribution Amount and contributions by a Restricted Subsidiary), plus

(D) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received by the Issuer or any Restricted Subsidiary after July 1, 2010 from:

(I) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to Section 4.04(b)(vii) or (x)),

(II) the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary (other than an Unrestricted Subsidiary to the extent the investments in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to Section 4.04(b)(vii) or (x) or to the extent such Investment constituted a Permitted Investment) or

(III) a distribution, dividend or other payment from an Unrestricted Subsidiary, plus

(E) in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer after July 1, 2010, the Fair Market Value (as determined in accordance with the next succeeding sentence) of the Investments of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to (b)(vii) or (x) of this Section 4.04 or constituted a Permitted Investment).

The Fair Market Value of property other than cash covered by clauses 3(B), (C), (D) and (E) above shall be determined in good faith by the Board of Directors of the Issuer and

(x) in the event of property with a Fair Market Value in excess of $10.0 million, shall be set forth in an Officers’ Certificate or

(y) in the event of property with a Fair Market Value in excess of $25.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Issuer.

(b) The provisions of Section 4.04(a) shall not prohibit:

(i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(ii) (a) the repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer or any Parent of the Issuer or Subordinated Indebtedness of the Issuer or any Parent of the Issuer, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than the Cash Contribution Amount, Excluded Contributions or the sale of any Disqualified Stock or Designated Preferred Stock or any Equity Interests sold to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Equity Interests of the Issuer or any Parent of the Issuer or contributions to the equity capital of the Issuer (collectively, including any such contributions, “Refunding Capital Stock”) and (b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock;

(iii) the redemption, repayment, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale (or as promptly as practicable after giving any requisite notice to the holders of such Subordinated Indebtedness) of, new Indebtedness of the Issuer which is Incurred in accordance with Section 4.03 so long as

(A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired plus any fees incurred in connection therewith),

(B) such Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value,

(C) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) at least 91 days later than the maturity date of the Notes, and

(D) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(iv) the repurchase, retirement or other acquisition for value (or dividends to any Parent of the Issuer to finance any such repurchase, retirement or other acquisition for value) of Equity Interests of the Issuer or any Parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer, any Parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement made after July 1, 2010; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed $12.5 million in any calendar year commencing with 2010 (with unused amounts in any calendar year being permitted to be carried over to the following two calendar years subject to a maximum payment (without giving effect to the following proviso) of $25 million in any calendar year); provided further however, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock or Designated Preferred Stock) of the Issuer after July 1, 2010 to members of management, directors or consultants of the Issuer, any Parent of the Issuer and Restricted Subsidiaries of the Issuer (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under Section 4.04(b)(iii)(C)); plus

(B) the cash proceeds of key man life insurance policies received by the Issuer, any Parent of the Issuer (to the extent contributed to the Issuer) or the Restricted Subsidiaries of the Issuer after July 1, 2010; less

(C) the amount of any Restricted Payments previously made pursuant to Sections 4.04(b)(iv)(A) and (B);

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.03;

(vi) the declaration and payment of dividends or distributions (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after July 1, 2010 and (b) to any Parent of the Issuer, the proceeds of which shall be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any Parent of the Issuer issued after July 1, 2010; provided, however, that (A) in the case of subclause (a) and (b) of this Section 4.04(b)(vi), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, (i) in the case of Designated Preferred Stock of the Issuer or any Restricted Subsidiary of the Issuer (other than Opco or any Restricted Subsidiary of Opco), the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under clause (i) of Section 4.03(a) and (ii) in the case of Designated Preferred Stock of Opco or any Restricted Subsidiary of Opco, Opco would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under clause (ii) of Section 4.03(a) and (B) the aggregate amount of dividends declared and paid pursuant to subclause (a) and (b) of this Section 4.04(b)(vi) does not exceed the net cash proceeds actually received by the Issuer or any Restricted Subsidiary of the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(vii) Investments in Unrestricted Subsidiaries since July 1, 2010 having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed $35 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that the dollar amount of Investments made pursuant to this clause (vii) shall not be reduced by the sale, disposition or other transfer of such Investments unless the proceeds of such sale, disposition or other transfer are received by the Issuer and/or its Restricted Subsidiaries;

(viii) the payment of dividends on the Issuer’s common Capital Stock (or the payment of dividends to any Parent of the Issuer to fund the payment by such Parent of the Issuer of dividends on such entity’s common Capital Stock) of up to 7.5% per annum of the net cash proceeds received by or contributed to the Issuer from any public offering of common Capital Stock, other than public offerings with respect to common Capital Stock of the Issuer or any Parent of the Issuer registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(ix) Investments that are made with Excluded Contributions;

(x) other Restricted Payments made after July 1, 2010 in an aggregate amount not to exceed $50 million;

(xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries (other than to the extent such Investments were made pursuant to clauses (vii) or (x) of this Section 4.04(b) or pursuant to clauses (9) or (10) of the definition of Permitted Investments);

(xii) (a) with respect to each tax year or portion thereof that any direct or indirect parent of the Issuer qualifies as a Flow Through Entity, the distribution by the Issuer to the holders of Capital Stock of such direct or indirect parent of the Issuer of an amount equal to the product of the amount of aggregate net taxable income of the Issuer allocated by the Issuer to the holders of Capital Stock of the Issuer for such period and the Presumed Tax Rate for such period; and (b) with respect to any tax year or portion thereof that any direct or indirect parent of the Issuer does not qualify as a Flow Through Entity, payment of dividends or other distributions to any direct or indirect parent of the Issuer that files a consolidated U.S. federal tax return that includes the Issuer and its subsidiaries in an amount not to exceed the amount that the Issuer and its Restricted Subsidiaries would have been required to pay in respect of federal, state or local taxes, as the case may be, in respect of such year if the Issuer and its Restricted Subsidiaries had paid such taxes directly as a stand-alone taxpayer or stand-alone group;

(xiii) the declaration and payment of dividends to, or the making of loans to, any Parent of the Issuer (a) in amounts required for such entity to pay general corporate overhead expenses (including salaries, bonuses, benefits paid to management and employees of any Parent and professional and administrative expenses) for any direct or indirect parent entity of the Issuer to the extent such expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries and (b) in amounts required for any Parent of the Issuer to pay interest and/or principal on Indebtedness that satisfies each of the following: (i) the proceeds of which were contributed to the Issuer or any of its Restricted Subsidiaries, (ii) that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with Section 4.03 and (iii) that was incurred (A) to refund, refinance or defease Indebtedness of such Parent of the Issuer or the Issuer and (B) pursuant to Section 4.03(a) or Section 4.03(b)(xiv);

(xiv) any Restricted Payment used to fund the Transactions and the Restructuring and the fees and expenses related thereto or made in connection with the consummation of the Transactions and the Restructuring (including payments made pursuant to or as contemplated by the Transaction Documents and the documents related to the Restructuring, whether payable on the Issue Date or thereafter), or owed by any Parent of the Issuer, the Issuer or Restricted Subsidiaries of the Issuer to Affiliates, in each case to the extent permitted by Section 4.07;

(xv) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xvi) payments of cash, or dividends, distributions or advances by the Issuer or any Restricted Subsidiary to allow any such entity to make payments of cash, in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such Person; provided, however, that the aggregate amount of such payments, dividends, distributions or advances does not exceed $4 million; and

(xvii) (a) the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Issuer and its Restricted Subsidiaries and (b) the payment of dividends, distributions and advances to any Parent of the Issuer to allow such Parent to purchase, repurchase, redeem or otherwise acquire or retire for value shares of Seller Preferred Stock, in each case pursuant to provisions similar to those of Section 4.06 and 4.08; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuer (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes as a result of such Change of Control or Asset Sale, as the case may be, and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer, as the case may be;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iv), (v), (vi), (vii), (viii), (x), (xi) and (xvii) of this Section 4.04(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

Notwithstanding the foregoing, after the Issue Date the Issuer will not, and will not permit any of its Restricted Subsidiaries to, (i) pay any dividend or make any cash distribution on account of the Issuer’s Equity Interests or purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent of the Issuer or make any Investments (including Permitted Investments) in any Parent of the Issuer (other than pursuant to clauses (iv), (xv) and (xvi) of this Section 4.04(b)) or (ii) pay to the Sponsor (x) any management, consulting, monitoring, termination and advisory fees permitted under Section 4.07(b)(iii); provided that such fees may continue to be accrued on a subordinated basis to the Notes and provided, further, that any payments to the Sponsor for expense reimbursement in connection with such management, consulting, monitoring, termination and advisory services will be permitted up to an amount not to exceed $100,000 per calendar year or (y) any fees for financing, underwriting, placement service or other investment banking services rendered to the Issuer or any of its Restricted Subsidiaries. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Except as otherwise provided herein, the Fair Market Value of any assets or securities that are required to be valued by this covenant shall be determined in good faith by senior management or the Board of Directors of the Issuer.

(c) As of the Issue Date, all of the Issuer’s Subsidiaries (except for (i) Affinion Investments II, LLC (formerly known as Affinion Loyalty, LLC), (ii) Affinion Investments, LLC and (iii) Affinion Developments, LLC) shall be Restricted Subsidiaries. The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if Restricted Payments or Permitted Investments in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Notwithstanding the foregoing provisions in this Section 4.04, (a) if and to the extent Opco or any of its Restricted Subsidiaries would be permitted to make a Restricted Payment (as defined in the applicable Opco Indenture) pursuant to an Opco Indenture as in effect on the Issue Date to the extent Opco Notes thereunder are outstanding at such time, Opco or its Restricted Subsidiary, as the case may be, shall be permitted to make a Restricted Payment permitted to be made thereunder and (b) the payment of dividends or distributions by any Material Subsidiary (as defined in the Credit Agreement) to Opco or any Subsidiary (as defined in the Credit Agreement) that is a Parent of such Subsidiary (as defined in the Credit Agreement) shall be permitted.

SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Opco Indentures and the Extended Opco Note Agreement (but excluding the Senior Credit Documents);

(2) this Indenture, the Notes and the Security Documents;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5) contracts or agreements for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(6) Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed by customers, suppliers or other vendors under contracts entered into in the ordinary course of business;

(8) customary provisions in joint venture agreements and other similar agreements (including customary provisions in agreements relating to any Joint Venture);

(9) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in Section 4.05(c) on the property so acquired;

(10) customary provisions contained in leases, licenses, contracts and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in Section 4.05(c) on the property subject to such lease;

(11) contractual encumbrances or restrictions pursuant to the Credit Agreement and other Senior Credit Documents;

(12) other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Issuer that is Incurred subsequent to the Issue Date and permitted pursuant to Section 4.03; provided that such encumbrances and restrictions contained in any agreement or instrument shall not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by senior management or the Board of Directors of the Issuer); and

(13) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of this Section 4.05 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of senior management or the Board of Directors of the Issuer, no more restrictive as a whole with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06. Asset Sales. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Board of Directors of the Issuer) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets,

(ii) any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(iii) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Board of Directors of the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of $50 million or 2.5% of Total Assets of the Issuer at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a). Notwithstanding the foregoing, the Issuer will not, and will not permit any of its Restricted Subsidiaries to cause or make an Asset Sale of Notes Priority Collateral.

(b) Within 395 days after the receipt by the Issuer or any Restricted Subsidiary of the Issuer of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

(i) to repay (x) Pari Passu Indebtedness constituting First Priority Lien Obligations, including Indebtedness under the Credit Agreement and other Pari Passu Indebtedness that is secured by a Lien that is senior or prior to the Liens securing the Notes (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (y) other Pari Passu Indebtedness (provided that if the Issuer shall so reduce Obligations under Pari Passu Indebtedness (other than Pari Passu Indebtedness referred to in clause (x) above), the Issuer shall equally and ratably reduce Obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of Notes that would otherwise be prepaid) or (z) Indebtedness of a Restricted Subsidiary of the Issuer, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; provided, however, that if an offer to repay or repurchase any Indebtedness of any Restricted Subsidiary of the Issuer is made in accordance with the terms of such Indebtedness, the obligation to permanently repay Indebtedness of a Restricted Subsidiary will be deemed to be satisfied to the extent of the amount of the offer, whether or not accepted by the Holders thereof, and no Excess Proceeds in the amount of such offer will be deemed to exist following such offer; or

(ii) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), or capital expenditures or assets, in each case used or useful in a Similar Business; and/or

(iii) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), properties or assets that replace the properties and assets that are the subject of such Asset Sale;

provided that in the case of this Section 4.06(b)(ii) and (iii), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as to purchase (x) such purchase is consummated within 545 days after the receipt by the Issuer or any Restricted Subsidiary of the Net Proceeds of any Asset Sale and (y) if such purchase is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied shall be deemed to be Excess Proceeds (as defined below).

(c) Pending the final application of any Net Proceeds from an Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in clause (b) of this Section 4.06 (it being understood that any portion of such Net Proceeds used to make an offer to purchase the Notes, as described in Section 4.06(b)(i), shall be deemed to have been invested whether or not such offer is accepted) shall be deemed to constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $25 million, the Issuer shall make an offer to all Holders of Notes (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness) that is an integral multiple of $1,000 (or if a PIK Payment has occurred, an integral multiple of $1.00) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness) to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture; provided, however, notwithstanding the foregoing, in the case of an Asset Sale by Opco or any Restricted Subsidiary of Opco, the Issuer shall not be required to make an Asset Sale Offer to the extent Opco is not permitted to fund such Asset Sale Offer pursuant to the terms of its outstanding Indebtedness, any other agreement or applicable law.

The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $25 million by mailing or electronically transmitting the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in accordance with Section 4.06(f) in the case of Notes (and any such Pari Passu Indebtedness shall be selected in accordance with the agreement governing such Pari Passu Indebtedness). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(e) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Sections 4.06(b) and (c). On such date, the Issuer shall also irrevocably deposit with the Trustee or with a paying agent (or, if a Wholly Owned Restricted Subsidiary of the Issuer is acting as a Paying Agent, segregate and hold in trust) an amount equal to the Excess Proceeds to be invested in Cash Equivalents, as directed in writing by the Issuer, and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuer. The Trustee (or a Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Issuer to the Trustee is greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(f) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receive not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes (and Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased shall be determined pro rata based on the principal amounts so tendered and the selection of the actual Notes of each series for purchase shall be made by the Trustee on a pro rata basis to the extent practicable; provided, however, that no Notes of $1.00 or less shall be purchased in part.

(g) Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid or electronically transmitted, at least 30 but not more than 60 days before the purchase date to each Holder at such Holder’s registered address and to the Trustee. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

(h) A new Note in principal amount equal to the unpurchased portion of any Note purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date, unless the Issuer defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

SECTION 4.07. Transactions with Affiliates. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $5 million, unless:

(i) such Affiliate Transaction is on terms that are not less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with Section 4.07(a)(i).

(b) The provisions of Section 4.07(a) shall not apply to the following:

(i) transactions between or among the Issuer and/or any of its Restricted Subsidiaries;

(ii) Restricted Payments permitted by the provisions of Section 4.04 and Investments under the definition of “Permitted Investments;”

(iii) the entering into of any agreement (and any amendments or modifications to such agreements) to pay, and the payment of, (i) subject to the limitations under Section 4.04, management, consulting, monitoring and advisory fees and expenses to the Sponsor in an aggregate amount in any fiscal year not to exceed the greater of (x) $5 million and (y) 2% of Consolidated Cash Flow, and expense reimbursement, in each case made pursuant to any agreement, or any agreement contemplated by such agreement, each as described in the Offering Memorandum and (ii) the termination fees pursuant to the Sponsor Consulting Agreement not to exceed the amount set forth in the Sponsor Consulting Agreement as in effect on October 17, 2005;

(iv) the payment of reasonable and customary fees to, and indemnity provided on behalf of officers, directors, employees or consultants of the Issuer, any Parent of the Issuer or any Restricted Subsidiary of the Issuer;

(v) [reserved];

(vi) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a)(i);

(vii) payments or loans (or cancellation of loans) to employees or consultants (other than the Sponsor) that are (x) approved by a majority of the Board of Directors of the Issuer in good faith, (y) made in compliance with applicable law and (z) otherwise permitted under this Indenture;

(viii) any agreement as in effect as of October 17, 2005 and any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on October 17, 2005) or any transaction contemplated thereby as determined in good faith by senior management or the Board of Directors of the Issuer;

(ix) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, the Transaction Documents and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after October 17, 2005 shall only be permitted by this clause (ix) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on October 17, 2005;

(x) transactions to effect the Transactions or the Restructuring and the payment of all fees and expenses related to the Transactions or the Restructuring, as described in the Offering Memorandum;

(xi) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Issuer or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;

(xii) if otherwise permitted under this Indenture, the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to the Management Group or to any director, officer or employee of the Issuer or any Parent of the Issuer;

(xiii) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(xiv) the entering into of any tax sharing agreement or arrangement and any payment permitted by Section 4.04(b)(xii);

(xv) any contribution to the capital of the Issuer;

(xvi) transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent company of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent company, as the case may be, on any matter involving such other Person;

(xvii) pledges of Equity Interests of Unrestricted Subsidiaries; and

(xviii) any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business.

Notwithstanding the foregoing provisions of this Section 4.07, if and to the extent any action by Opco or any of its Restricted Subsidiaries is not deemed to be an Affiliate Transaction (as defined in the applicable Opco Indenture) under an Opco Indenture as in effect on the Issue Date to the extent Opco Notes thereunder are outstanding at such time, such action by Opco or its Restricted Subsidiary, as the case may be, shall not be deemed to be an Affiliate Transaction hereunder and, therefore, will not be subject to the provisions of this Section 4.07.

SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously elected to redeem Notes pursuant to Paragraph 5 in the form of the Notes set forth in Appendix A.

(b) Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes pursuant to Paragraph 5 of the form of the Notes set forth in Appendix A, the Issuer shall mail or electronically transmit (or cause to be mailed or electronically transmitted) a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

(ii) the circumstances and relevant facts and financial information regarding such Change of Control;

(iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(iv) the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased.

The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receive not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d) On the purchase date, all Notes purchased by the Issuer under this Section shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section, the Issuer shall be deemed to have made a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(f) At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(g) Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(h) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this paragraph by virtue thereof.

SECTION 4.09. Compliance Certificate. (a) The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

(b) When any Default has occurred and is continuing under this Indenture, the Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof by registered or certified mail or facsimile transmission, an Officer’s Certificate specifying such event, notice or other action or inaction, its status and what action the Issuer is taking or proposes to take in respect thereto.

SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11. [Reserved]

SECTION 4.12. Liens. The Issuer shall not create, incur, assume or otherwise cause or suffer to exist or become effective (i) any Lien of any kind (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, unless all payments due under this Indenture with respect to the Notes and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness of the Issuer subordinated to the Notes, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien or (ii) any Lien securing First Priority Lien Obligations of the Issuer without effectively providing that the Notes shall be granted a second priority security interest (subject to Permitted Liens) upon the assets or property constituting Credit Agreement Priority Collateral securing such First Priority Lien Obligations.

SECTION 4.13. Maintenance of Office or Agency.

(a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 12.02.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designate the corporate trust office of the Trustee or its agent, as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.14. Impairment of Security Interest. Subject to the rights of the holders of Permitted Liens and to the provisions governing the release of Collateral as described under Section 11.03, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would or could reasonably be expected to have the result of materially affecting the value of the security interest in the Collateral, taken as a whole for the benefit of the Trustee and the holders of the Notes, unless such action or failure to take action is otherwise permitted or contemplated by this Indenture or the Security Documents. The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the holders of the Notes or the Trustee in any material respect, except as permitted under Article 9 or Article 11 or under the Security Documents.

SECTION 4.15. After-Acquired Collateral. Upon the acquisition by the Issuer of any property or assets, unless the Issuer is not required to do so pursuant to the Security Documents, the Issuer shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and Opinions of Counsel as shall be reasonably necessary to vest in the Trustee and/or Collateral Agent, for the benefit of the Holders and the Trustee, (i) if such property or assets constitutes Credit Agreement Priority Collateral to secure any First Priority Lien Obligations (which include Obligations in respect of the Credit Agreement), a second-priority perfected security interest and (ii) if such property or assets constitutes Notes Priority Collateral, a first-priority perfected security interest, in each case, subject only to Permitted Liens, in such property and to have such property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such property or assets to the same extent and with the same force and effect.

ARTICLE 5

MERGER, CONSOLIDATION OR SALE OF ALL

OR SUBSTANTIALLY ALL ASSETS

SECTION 5.01. Merger, Consolidation or Sale of All or Substantially All Assets. (a) The Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) the Issuer is a surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”);

(ii) the Successor Issuer (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture, the Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing;

(iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either

(A) the Successor Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a)(i); or

(B) the Fixed Charge Coverage Ratio for the Successor Issuer and its Restricted Subsidiaries would be greater than or equal to such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(v) if the Successor Issuer is not organized as a corporation after such transaction, a successor corporation which is a Subsidiary of the Successor Issuer shall be co-obligor of the Notes and shall have by supplemental indenture confirmed its obligations under this Indenture and the Notes; and

(vi) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Issuer (if other than the Issuer) shall succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and the Issuer shall automatically be released and discharged from its obligations under this Indenture and the Notes, but in the case of a lease of all or substantially all of its assets, the Issuer shall not be released from the obligations to pay the principal of and interest on the Notes. Notwithstanding the foregoing Section 5.01(a)(iii) and (iv), (a) the Issuer may consolidate or amalgamate with, merge into, sell, assign or transfer, lease, convey or otherwise dispose of all or part of its properties and assets to any Restricted Subsidiary and (b) the Issuer may merge, amalgamate or consolidate with an Affiliate incorporated or organized solely for the purpose of incorporating or organizing the Issuer in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby (any transaction described in this sentence a “Specified Merger/Transfer Transaction”). This Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. An “Event of Default” with respect to all of the Notes occurs if:

(a) a default in any payment of interest on the Notes when due that continues for 30 days;

(b) a default in the payment of principal or premium, if any, of the Notes when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(c) the failure by the Issuer to comply with the provisions set forth in Article 5 of this Indenture;

(d) the failure by the Issuer or any of its Restricted Subsidiaries to comply for 30 days after notice with any of its obligations under Article 4 of this Indenture (other than a failure to purchase Notes);

(e) the failure by the Issuer or any of the Restricted Subsidiaries of the Issuer to comply for 60 days after notice with its other agreements contained in the Notes or this Indenture,

(f) the failure by the Issuer or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to a Restricted Subsidiary of the Issuer) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $30 million or its foreign currency equivalent (the “cross-acceleration provision”),

(g) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors

(v) or takes any comparable action under any foreign laws relating to insolvency,

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days, (the provisions under 6.01(g) and (h) are collectively referred to herein as the “bankruptcy provisions”); or

(i) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $30 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”);

(j) unless all of the Collateral has been released from the Liens in accordance with the provisions of the Security Documents, the Issuer shall assert or any Subsidiary shall assert, in any pleading in any court of competent jurisdiction, that any Lien on the Collateral pursuant to the Security Documents is invalid or unenforceable and, in the case of any such Subsidiary, the Issuer fails to cause such Subsidiary to rescind such assertion within 30 days after the Issuer has actual knowledge of such assertion;

(k) unless all of the Collateral has been released from the Liens in accordance with the Security Documents, any Lien on a material portion of the Collateral pursuant to the Security Documents becomes invalid or unenforceable; or

(l) the failure by the Issuer or any Restricted Subsidiary to comply for 60 days after notice with its other agreements related to the Collateral contained in this Indenture or the Security Documents except for a failure that would not be material to the holders of the Notes and would not materially affect the value of the security interests in the Collateral taken as a whole (together with the defaults described in clauses (j) and (k), the “security default provisions”).

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A default under Section 6.01(d), (e) and (l) shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the Notes outstanding notify the Issuer of the default and the Issuer does not cure such default within the time specified in Section 6.01(d), (e) and (l) hereof after receipt of such notice.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes outstanding by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately.

If an Event of Default specified in Section 6.01(g) or (h) with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

In the event of any Event of Default specified in Section 6.01(f) occurs, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes be annulled, waived or rescinded upon the happening of any such events.

The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration; provided, however, that if the Notes were accelerated as a result of an Event of Default described in clause (a) or (b) of Section 6.01, Holders of a majority in principal amount of the outstanding Notes must also agree to rescind such acceleration and its consequences. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders shall be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i) such Holder has previously given the Trustee written notice that an Event of Default is continuing,

(ii) Holders of at least 25% in principal amount of the Notes outstanding have requested the Trustee to pursue the remedy,

(iii) such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense,

(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee shall have no responsibility whatsoever to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01 (a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due to it under this Indenture;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail or electronically transmit to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

SECTION 6.12. Waiver of Stay or Extension Laws. The Issuer shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy or mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of making or not making such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent and each agent, custodian and other Person employed to act hereunder.

(i) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f) or (i) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Issuer or any Holder.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing with respect to the Notes and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail or electronically transmit to each Holder of the Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on the Notes, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. Appointment of Collateral Agent. (a) Each Holder (i) appoints the Trustee to act as the Collateral Agent for purposes of the Security Documents, and (ii) irrevocably authorizes the Collateral Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of the Security Documents.

(b) The Collateral Agent will act as agent and attorney for the Holders in carrying out its functions under the Security Documents and will exercise the same care as it would in dealing with a credit for its own account.

(c) The relationship between the Holders and the Collateral Agent, in its capacity as such, is that of principal and agent only. The Collateral Agent, in its capacity as such, shall not have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, any party to this Indenture other than those for which specific provision is made by the Security Documents.

(d) The Collateral Agent may resign (or may be removed) from its role as such in the manner contemplated by Section 7.09, as if references to the “Trustee” were references to the “Collateral Agent”.

SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee and the Collateral Agent from time to time such compensation for its services as mutually agreed to in writing between the Issuer, on the one hand, and the Trustee and Collateral Agent, on the other. The Trustee’s and the Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse each of the Trustee and the Collateral Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and the Collateral Agent’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee and the Collateral Agent against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any Holder or any other Person). The Trustee and the Collateral Agent shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

To secure the Issuer’s payment obligations in this Section, the Trustee and the Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee or the Collateral Agent. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee or Collateral Agent incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail or electronically transmit a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of Notes issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer is outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311 (a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes and the obligations under this Indenture with respect to the Holders of the Notes when:

(i) either (a) all the Notes theretofore authenticated under this Indenture and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes under this Indenture (i) have become due and payable, (ii) shall become due and payable at their Stated Maturity within one year or (iii) if redeemable at the option of the Issuer, have been called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii) the Issuer has paid all other sums payable under this Indenture; and

(iii) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes, the Security Documents and this Indenture with respect to the Notes (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.14 and 4.15 for the benefit of the Notes and the operation of Section 5.01 and Sections 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant Subsidiaries only), 6.01(i), 6.01(j), 6.01(k) and 6.01(l) for the benefit of the Notes (“covenant defeasance option”).

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant Subsidiaries only), 6.01(i), 6.01(j), 6.01(k) or 6.01(l) or because of the failure of the Issuer to comply with Section 4.08. Any exercise of the Issuer’s covenant defeasance option or legal defeasance option shall not have any effect on the Notes and their rights under this Indenture or on the obligations of the Issuer with respect to the Notes.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates. If the Issuer exercises the legal defeasance option or the covenant defeasance option, the Issuer shall be released from all of its obligations with respect to the Security Documents.

(c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 7.07, 7.08 and in this Article 8 shall survive until all the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02. Conditions to Defeasance. (a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Issuer irrevocably deposits in trust with the Trustee in respect of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient or U.S. Government Obligations, the principal of and the interest on which shall be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii) the Issuer deliver to the Trustee a certificate from a nationally recognized firm of public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(g) or (h) with respect to the Issuer occurs which is continuing at the end of the period;

(iv) the deposit does not constitute a default under any other agreement binding on the Issuer and its Restricted Subsidiaries;

(v) the Issuer deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(vi) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Notwithstanding the foregoing, the Opinion of Counsel required with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(vii) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii) the Issuer deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

SECTION 8.04. Repayment to the Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Obligations or the principal and interest received on such Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01. Without Consent of the Holders. The Issuer and the Trustee may amend this Indenture, any Security Document, including the Intercreditor Agreement, or the Notes without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, defect or inconsistency;

(ii) to provide for the assumption by a Successor Issuer of the obligations of the Issuer under this Indenture and the Notes in compliance with Article 5;

(iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(iv) to add guarantees with respect to the Notes or to secure the Notes;

(v) to add assets as Collateral;

(vi) to release Collateral from any Lien pursuant to this Indenture and any Security Document, when permitted or required by this Indenture;

(vii) to amend the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding secured Obligations, so long as such other secured Obligations and the Liens securing such Obligations are not prohibited by the provisions of the Credit Agreement, this Indenture or the Security Documents;

(viii) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

(ix) to make any change that does not adversely affect the rights of any Holder, including, without limitation, any change to effect an Automatic Exchange; provided that the Trustee shall have no responsibility to determine if such change adversely effects the rights of any Holder;

(x) to effect any provision of this Indenture; or

(xi) to make certain changes to this Indenture to provide for the issuance of Additional Notes.

After an amendment under this Section 9.01 becomes effective, the Issuer shall send or cause to be sent to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of the Holders. (a) The Issuer and the Trustee may amend this Indenture, the Security Documents or the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder of an outstanding Note affected, an amendment may not:

(i) reduce the amount of Notes whose Holders must consent to an amendment,

(ii) reduce the rate of or extend the time for payment of interest on any Note,

(iii) reduce the principal of or change the Stated Maturity of any Note,

(iv) reduce the premium payable upon the redemption of any Note or change the time when any Note may be redeemed in accordance with Article 3 of this Indenture or Paragraph 5 of Appendix A of this Indenture,

(v) make any Note payable in money other than that stated in such Note,

(vi) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(vii) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions,

(viii) expressly subordinate the Notes to any other Indebtedness of the Issuer, or

(ix) make any change in the provisions in the Intercreditor Agreement or this Indenture dealing with the application of proceeds of Collateral that would adversely affect the holders of the Notes (other than any modifications to the Intercreditor Agreement pursuant to clause (vii) of Section 9.01).

Without the consent of the holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents with respect to the Notes.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(b) After an amendment under this Section 9.02 becomes effective, the Issuer shall mail or electronically transmit (or cause to be mailed or electronically transmitted) to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. [Reserved].

SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of Notes, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(a) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07. Payment for Consent. The Issuer shall not, and shall not permit any of the Subsidiaries of the Issuer to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indentures or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 9.08. Additional Voting Terms; Calculation of Principal Amount. Except as expressly provided in this Indenture, including under Section 9.02, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

[INTENTIONALLY OMITTED]

ARTICLE 11

SECURITY DOCUMENTS

SECTION 11.01. Collateral and Security Documents. (a) On and after the Issue Date, the due and punctual payment of the principal of and interest (including additional interest, if any) on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (including additional interest, if any) on the Notes and performance of all other Obligations of the Issuer to the Holders, the Trustee or the Collateral Agent under this Indenture, the Notes and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Obligations, subject to the terms of the Intercreditor Agreement.

(b) The Trustee, the Collateral Agent and the Issuer hereby acknowledge and agree that (i) the Collateral Agent holds the Collateral as agent for the benefit of itself, the

Trustee and the Holders, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreement; and (ii) in the event of any conflict between the terms of the Intercreditor Agreement and this Indenture (or the Notes), the provisions of the Intercreditor Agreement shall govern and control.

(c) Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for foreclosure and release of Collateral), including the Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Collateral Agent: (i) to enter into the Security Documents, including the Intercreditor Agreement; (ii) to perform its obligations and exercise its rights thereunder in accordance therewith; and (iii) to take all actions (and execute all documents) required (or deemed advisable) by the Trustee or the Collateral Agent, as the case may be, in accordance with the terms of the Intercreditor Agreement, including without limitation, to amend the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding secured Obligations, so long as such other secured Obligations and the Liens securing such Obligations are not prohibited by the provisions of the Credit Agreement, this Indenture or the Security Documents. Each Holder, by accepting a Note, consents and agrees that in the event of any conflict between the terms of the Intercreditor Agreement and this Indenture (or the Notes), the provisions of the Intercreditor Agreement shall govern and control. The Issuer shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 11.01, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuer shall take any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations of the Issuer hereunder, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement), in favor of the Collateral Agent for the benefit of the Trustee and the Holders. Notwithstanding the foregoing, the Security Documents, including the Intercreditor Agreement, may be amended from time to time to add additional secured creditors holding secured Obligations, so long as such other secured Obligations and the Liens securing such Obligations are not prohibited by the provisions of the Credit Agreement, this Indenture or the Security Documents.

SECTION 11.02. [Reserved]

SECTION 11.03. Release of Collateral. Subject to subsections (b) and (c) of this Section 11.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, including the Intercreditor Agreement, or as provided hereby. Upon the request of the Issuer pursuant to an Officers’ Certificate and delivery of an Opinion of Counsel to the Collateral Agent certifying that all conditions precedent hereunder have been met, the Issuer will be entitled to a release of assets included in the Collateral from the Liens securing the Notes, and the Collateral Agent shall release the same from such Liens at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(i) pursuant to the terms of the Intercreditor Agreement, if liens on Credit Agreement Priority Collateral securing First Priority Lien Obligations are released in connection with enforcement of remedies against the Credit Agreement Priority Collateral by holders of First Priority Lien Obligations;

(ii) to enable the Issuer or any Restricted Subsidiary to sell, exchange or otherwise dispose of any of the Collateral as permitted under Section 4.06; and

(iii) pursuant to an amendment or waiver in accordance with Article 9 of this Indenture.

Upon receipt of such Officers’ Certificate, Opinion of Counsel and any necessary or proper instruments of termination, satisfaction or release as determined and prepared by the Issuer, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture and the Security Documents, including the Intercreditor Agreement.

(b) Except as otherwise provided in the Intercreditor Agreement, no Collateral may be released from the Lien and security interest created by the Security Documents unless the Officers’ Certificate and Opinion of Counsel required by this Section 11.03, dated not more than five days prior to the date of the application for such release, has been delivered to the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent).

(c) If an Event of Default under this Indenture exists on the date on which the First Priority Lien Obligations are repaid in full and terminated (including all commitments and letters of credit thereunder), the Liens on the Credit Agreement Priority Collateral securing the Notes will not be released, except to the extent the Credit Agreement Priority Collateral or any portion thereof was disposed of in order to repay such First Priority Lien Obligations secured by the Credit Agreement Priority Collateral, and thereafter the Trustee (acting at the direction of the holders of a majority of outstanding principal amount of the second priority Indebtedness, including the Notes, under the Intercreditor Agreement) will have the right to foreclose upon the Credit Agreement Priority Collateral (but in such event, the Liens on the Collateral securing the Notes will be released when such Event of Default and all other Events of Default under the Indenture cease to exist).

SECTION 11.04. Permitted Releases Not To Impair Lien. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to (x) the applicable Security Documents or the terms of this Article 11 or (y) the Intercreditor Agreement. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents, including the Intercreditor Agreement, and of this Article 11 will not be deemed for any purpose to be in contravention of the terms of this Indenture.

SECTION 11.05. Suits To Protect the Collateral. Subject to the provisions of Article 7 hereof and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent (but shall not be obligated) to take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Obligations of the Issuer hereunder.

Subject to the provisions of the Security Documents, including the Intercreditor Agreement, the Collateral Agent shall have power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Collateral Agent, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders, the Collateral Agent or the Trustee).

SECTION 11.06. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreement, proceeds in respect of Collateral received by the Collateral Agent shall be passed on to the Trustee in accordance with the Intercreditor Agreement for distribution. The Trustee is authorized to receive any funds from the Collateral Agent for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 11.07. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer to make any such sale or other transfer.

SECTION 11.08. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 11.09. Release Upon Termination of the Issuer’s Obligations. In the event that the Issuer delivers to the Trustee, in form and substance acceptable to it, an Opinion of Counsel and an Officers’ Certificate certifying that all the obligations under this Indenture, the Notes and the Security Documents have been duly defeased or satisfied and discharged by complying with the provisions of Article 8 and Section 7.07 or by the payment in full of the Issuer’s obligations under the Notes, this Indenture and the Security Documents, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 11.10. Collateral Agent. (a) Wells Fargo Bank, National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, including any Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence.

(b) Each of the Trustee and the Collateral Agent, is hereby authorized and directed to (i) enter into the Security Documents, including the Intercreditor Agreement (including any amendments thereto reasonably necessary in connection with the incurrence of additional First Priority Lien Obligations and Other Pari Passu Lien Obligations permitted to be incurred pursuant to the terms of this Indenture), (ii) bind the Holders on the terms as set forth in the Security Documents, except for any Security Document referred to in Section 7.06(d), and (iii) perform and observe its obligations under the Security Documents, including the Intercreditor Agreement.

(c) If the Issuer (i) Incurs First Priority Lien Obligations at any time when no other First Lien Priority Obligations are outstanding or at any time when Indebtedness constituting First Priority Lien Obligations entitled to the benefit of the Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting that the Collateral Agent enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement in effect on the Issue Date) in favor of a designated agent or representative for the holders of the First Priority Lien Obligations so Incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such second lien intercreditor agreement, bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(d) Notwithstanding any other provision of this Indenture or the Intercreditor Agreement, neither the Trustee nor the Collateral Agent shall have any responsibility for the validity, perfection, priority or enforceability of any Lien, Collateral or Security Document or other security interest and shall have no obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

SECTION 11.11. Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement, where the Issuer is required to designate Indebtedness as “First Priority Lien Obligations” or “Other Pari Passu Lien Obligations” or any other such designations required, permitted or contemplated hereunder or under the Intercreditor Agreement, such designation shall be sufficient if set forth in writing, signed on behalf of the Issuer by an Officer and delivered to the Trustee and the Collateral Agent. For all purposes hereof and the Intercreditor Agreement, the Issuer hereby designates the Obligations pursuant to the Credit Agreement as in effect on the Issue Date as “First Priority Lien Obligations”.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01. [Reserved].

SECTION 12.02. Notices. (a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, electronically transmitted or mailed by first-class mail addressed as follows:

if to the Issuer:

Affinion Group Holdings, Inc.

6 High Ridge Park

Stamford, CT 06905

Attention of: General Counsel

Facsimile: (203) 956-1206

if to the Trustee:

Wells Fargo Bank, National Association

Corporate Trust Services

150 East 42nd Street, 40th Floor

New York, NY 10017

Attention of: Affinion Account Manager

Facsimile: (917) 260-1593

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a Holder shall be mailed, first class mail or electronically transmitted, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed or electronically transmitted within the time prescribed.

(c) Failure to mail or electronically transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or electronically transmitted in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

SECTION 12.03. [Reserved].

SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a) an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 12.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 12.08. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 12.09. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE, THE SECURITY DOCUMENTS AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF (OR, TO THE EXTENT REQUIRED, THE LAW OF THE JURISDICTION IN WHICH THE COLLATERAL IS LOCATED). EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.10. No Recourse Against Others. No director, officer, employee, incorporator or holder of any Equity Interests in the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 12.11. Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. One signed copy is enough to prove this Indenture.

SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.14. Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 12.15. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 12.16. Currency of Account; Conversion of Currency; Foreign Exchange Restrictions. (a) U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Notes and this Indenture, including damages related thereto. Any amount received or recovered in a currency other than U.S. Dollars by a Holder (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the U.S. Dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under the Notes, the Issuer shall indemnify it against any loss sustained by it as a result as set forth in Section 12.16(b). In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 12.16, it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

(b) The Issuer covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

(1) (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(2) In the event of the winding-up of the Issuer at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the foreign currency equivalent of the amount due or contingently due under the Notes and this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of the Issuer shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(A) The obligations contained in subsections (a), (b)(1)(B) and (b)(2) of this Section 12.16 shall constitute separate and independent obligations from the other obligations of the Issuer under this Indenture, shall give rise to separate and independent causes of action against the Issuer, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or the liquidator or otherwise or any of them. In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(B) The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

SECTION 12.17. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 12.18. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Todd H. Siegel
	Name:	Todd H. Siegel
	Title:	Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Yana Kislenko
	Name:	Yana Kislenko
	Title:	Vice President

Indenture Signature Page

APPENDIX A

(Rule 144A/REGULATION S/AI APPENDIX)

PROVISIONS RELATING TO INITIAL NOTES

1.	Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“AI” means an “accredited investor”, as defined in Rule 501(a) of Regulation D under the Securities Act.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Initial Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Free Transferability Certificate” means a certificate substantially in the form of Exhibit 3.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Notes” means the initial $292,754,750 in aggregate principal amount of 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 issued on the Issue Date.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto, and shall initially be the Trustee.

“Offering Memorandum” means the Offering Memorandum and Consent Solicitation Statement dated November 7, 2013 (including the information incorporated by reference therein), as amended or supplemented on the Issue Date.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer Restricted Notes” means Notes that bear or are required to bear a legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e).

1.2 Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)
“AI Global Note”	2.1(a)
“Automatic Exchange”	2.3(e)(iii)
“Automatic Exchange Date”	2.3(e)(iii)
“Automatic Exchange Notice”	2.3(e)(iii)
“Automatic Exchange Notice Date”	2.3(e)(iii)
“Global Notes”	2.1(a)
“Permanent Regulation S Global Note”	2.1(a)
“Regulation D”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

2.	The Notes

2.1 Form and Dating. (a) The Initial Notes shall be issued on the Issue Date by the Issuer pursuant to the terms and provisions of the Offering Memorandum only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”), (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”) and (iii) AIs in reliance on Regulation D under the Securities Act (“Regulation D”). Initial Notes may thereafter be transferred to, among others, QIBs, AIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); Initial Notes initially resold to AIs shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “AI Global Note”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”); in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 hereto, which shall be

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deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, the AI Global Note, a permanent global note (the “Permanent Regulation S Global Note”, and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, an AI Global Note or the Permanent Regulation S Global Note only upon certification in the form attached to such Global Note that (i) beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an AI Global Note, certification that the interest in the Temporary Regulation S Global Note is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the Notes for its own account or for the account of an institutional accredited investor.

Beneficial interests in Regulation S Global Notes (after the expiration of the Distribution Compliance Period) or AI Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note or the AI Global Note, as applicable, first delivers to the Trustee a written certificate (in the form attached to such Global Note) to the effect that the beneficial interest in the Temporary Regulation S Global Note or the AI Global Note, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable laws of the States of the United States and other jurisdictions.

Beneficial interests in Regulation S Global Notes (after the expiration of the Distribution Compliance Period) and Rule 144A Global Notes may be exchanged for an interest in AI Global Notes if (1) such exchange occurs in connection with a transfer of the Notes in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Note or Rule 144A Global Note, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Note or Rule 144A Global Note, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional investor acquiring the Notes for its own account or for the account of such an institutional accredited investor for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note or an AI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form attached to such Global Note) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

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The Rule 144A Global Note, the AI Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication

The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $292,754,750 of Initial Notes and (2) any Additional Notes or PIK Notes for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to Section 2.03 or Section 2.15 of this Indenture, in each case, upon a written order of the Issuer signed by one Officer. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.01 of this Indenture, shall certify that such issuance is in compliance with Section 4.03 and Section 4.12 of this Indenture.

2.3 Transfer and Exchange

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Notes; or

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(y)	to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a restricted notes legend and have not been the subject of an Automatic Exchange, they are being transferred or exchanged pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an AI Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note;

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(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)), AI Global Note (in the case of a transfer pursuant to clause (b)(i)(B) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, AI Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, and

(iii) if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the applicable restricted notes legend is no longer required in order to maintain compliance with the Securities Act, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, AI Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, AI Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes, AI Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers’ Certificate of the Issuer, a new Rule 144A Global Note, AI Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the

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interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(v) In the event that a Transfer Restricted Note represented by a Global Note is exchanged for an unrestricted Global Note pursuant to this Section 2.3, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions hereof (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuer, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note), (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S, shall bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE

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ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) TO AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a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

Each certificate evidencing a Note offered in reliance on Regulation S shall, in lieu of the foregoing, bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

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Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) If an Automatic Exchange has not occurred, upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii) Beneficial interests in a Transfer Restricted Note shall be automatically exchanged into beneficial interests in an unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) on or after the date that is the 366th calendar day after (A) with respect to the Notes issued on the Issue Date (including any increase in the principal amount of such Notes due to a PIK Payment), the Issue Date or (B) with respect to Additional Notes (including any increase in the principal amount of such Additional Notes due to a PIK Payment), if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day, and in any event, no later than the date that is 5 calendar days after the dates specified in clauses (A) and (B), as applicable (the “Automatic Exchange Date”). Upon the Issuer’s reasonable satisfaction that the applicable restricted notes legend set forth in Section 2.3(e)(i) shall no longer be required on or after the Automatic Exchange Date in order to maintain compliance with the Securities Act, the Issuer shall (i) deliver to the Depository an instruction letter for the Depository’s mandatory exchange process at least 15 days immediately prior to the Automatic Exchange Date, (ii) deliver to the Trustee a duly completed Free Transferability Certificate promptly upon the occurrence of the Automatic Exchange Date and (iii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least 10 calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) a statement that the Automatic Exchange is occurring pursuant to Section 2.3(e)(iii) of Appendix A to the Indenture, (y) the “CUSIP” number of the Transfer Restricted Note from which such Holder’s beneficial interests will be transferred and the (z) “CUSIP” number of the unrestricted Global Note into which such Holder’s beneficial interests will be transferred. At the Issuer’s request on no less than 5 calendar days’ notice, the Trustee shall deliver, in the Issuer’s name and at its expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders. Notwithstanding anything to the contrary in this Section 2.3, during the 10 day period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.3(e)(iii)

9

shall be permitted without the prior written consent of the Issuer (which consent shall not be unreasonably withheld). Upon receipt of the Free Transferability Certificate by the Trustee, the restricted legend set forth in Section 2.3(e)(i) shall be deemed removed from each Global Note specified in the Free Transferability Certificate and the restricted CUSIP number shall be deemed removed from each such Global Note and deemed replaced with an unrestricted CUSIP number, with no further action required by the Issuer, the Trustee or, if applicable, the Depository. Prior to the Issuer’s delivery of the Free Transferability Certificate and afterwards, the Issuer and the Trustee will comply with the rules and procedures of the Depository and otherwise use reasonable efforts to cause each Global Note to be identified by an unrestricted CUSIP number in the facilities of the Depository by the Automatic Exchange Date or as promptly as possible thereafter. Notwithstanding anything to the contrary in this paragraph, the Issuer will not be required to deliver or provide the Free Transferability Certificate if it reasonably believes that removal of the restrictive legend or the changes to the CUSIP number for the Notes could result in or facilitate transfers of the Notes in violation of applicable law.

(iv) [Reserved].

(v) [Reserved].

(vi) Each certificate evidencing a Note shall, in addition to the foregoing, bear a legend in substantially the following form.

THESE NOTES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THESE NOTES MAY BE OBTAINED BY WRITING TO THE CHIEF FINANCIAL OFFICER AT AFFINION GROUP HOLDINGS, INC., 6 HIGH RIDGE PARK, STAMFORD, CT 06905.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the

10

payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Certificated Notes

(a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depositary or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuer within 90 days of such notice, or (ii) a Default or Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1.00 principal amount and any integral multiple thereof, and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted notes legend and definitive note legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

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(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

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EXHIBIT 1 to APPENDIX A (Rule 144A/Regulation S/AI APPENDIX)

[FORM OF FACE OF INITIAL NOTE OR ADDITIONAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend for Notes Offered Otherwise than in Reliance on Regulation S]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) WITHIN THE UNITED

STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”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

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Note Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE SHALL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN

2

THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE ISSUER, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE SHALL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN AN AI GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”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

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE OR AN AI GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER

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BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Original Issue Discount Legend]

THESE NOTES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THESE NOTES MAY BE OBTAINED BY WRITING TO THE CHIEF FINANCIAL OFFICER AT AFFINION GROUP HOLDINGS, INC., 6 HIGH RIDGE PARK, STAMFORD, CT 06905.

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AFFINION GROUP HOLDINGS, INC.

13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018

[144A CUSIP No. 008294 AC4

ISIN No. US008294AC46]1

[REG S CUSIP No. U0083T AB9

ISIN No. USU0083TAB99]1

[AI CUSIP No. 008294 AD2

ISIN No. US008294AD29]1

No. [ ]	$ [ ]

AFFINION GROUP HOLDINGS, INC., a Delaware corporation, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [    ] Dollars ($[        ])[, as revised by the Schedule of Increases or Decreases in Global Note attached hereto,]2 on September 15, 2018.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

Additional provisions of this Note are set forth on the other side of this Note.

Dated: December [    ], 2013

[SIGNATURE PAGE FOLLOWS]

[1]	At such time as the Issuer provides the Free Transferability Certificate to the Trustee, this CUSIP number and this ISIN number will be deemed removed and replaced with CUSIP number 008294 AE0 and ISIN number US008294AE02, respectively.
[2]	To be included in Global Notes only.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: [ ], 2013

AFFINION GROUP HOLDINGS, INC.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By
Authorized Signatory

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[FORM OF REVERSE SIDE OF INITIAL NOTE OR ADDITIONAL NOTE]

13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018

1.	Interest

Affinion Group Holdings, Inc., a Delaware corporation (such Person, and its respective successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”) promises to pay interest on the principal amount of this Note (i) entirely in cash (“Cash Interest”) or (ii) entirely by increasing the principal amount of the outstanding Notes or by issuing PIK Notes (“PIK Interest”) or (iii) 50% as Cash Interest and 50% as PIK Interest; provided that interest for the first period commencing on the Issue Date shall be payable entirely in PIK Interest; provided that if (i) no Default of Event of Default (each as defined in the Credit Agreement) shall have occurred and be continuing or would result from such interest payment and any related dividend from Opco, (ii) immediately after giving effect to such interest payment, on a Pro Forma Basis (as defined in the Credit Agreement), the Consolidated Leverage Ratio (as defined in the Credit Agreement ) of Opco is less than or equal to 5.0:1.0 as of the last day of the most recently completed fiscal quarter preceding the interest payment date for which financial statements have been delivered to the agent under the Credit Agreement and (iii) immediately after giving effect to such interest payment, on a pro forma basis, the Adjusted Consolidated Leverage Ratio (as defined in the Extended Opco Note Agreement) of Opco is less than or equal to 5.0:1.0, then the Issuer shall be required to pay interest on the Notes for such interest period entirely in Cash Interest. The Issuer shall pay interest semiannually in arrears to the holders of the Notes on March 15 and September 15 of each year, commencing September 15, 2014. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by this Note plus 1.0% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Cash Interest on the Notes will accrue at a rate of 13.75% per annum and be payable in cash. PIK Interest on the Notes will accrue at a rate of 14.50% per annum and be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, the Depository or its nominee on the relevant record date, by increasing the outstanding principal amount of the Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) (or, if necessary, pursuant to the requirements of the Depositary or otherwise to authenticate and deliver such new Global Notes) and (y) with respect to Notes represented by certificated Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate such PIK Notes and (i) if such PIK Notes are Global Notes, deposit into the account specified by the holder or holders thereof as of the relevant record date or (ii) if such PIK Notes are in certificated form for original issuance to the holders thereof on the relevant record date, as shown by the records of the register of such holders. In the event that the Issuer elects to pay partial PIK Interest for any interest period, each Holder will be entitled to receive Cash Interest in respect of 50% of the principal amount of the Notes held by such Holder on the relevant record date and PIK Interest in respect of 50% of the

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principal amount of Notes held by such Holder on the relevant record date. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form or as new global notes will be dated as of the applicable interest payment date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on September 15, 2018 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Notes.

2.	Method of Payment

The Issuer must elect the form of interest payment with respect to each interest period (other than the first interest period after the Issue Date) by delivering a written notice to the Trustee and the Paying Agent (if other than the Trustee) prior to the beginning of each interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Notes will be payable according to the method of payment for the previous interest period. Interest for the first period commencing on the Issue Date shall be payable in entirely in PIK Interest. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption described under Paragraphs 5 and 7 shall be made solely in cash.

PIK Interest shall be paid in the manner provided in paragraphs 1 and 2. Any PIK Payment shall be considered paid on the date it is due if on such date (1) if PIK Notes (including PIK Notes that are Global Notes) have been issued therefor, such PIK Notes have been authenticated in accordance with the terms of the Indenture and (2) if the PIK Payment is made by increasing the principal amount of Global Notes then authenticated, the Trustee has increased the principal amount of Global Notes then authenticated by the relevant amount.

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and Cash Interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Cash payments in respect of the Notes represented by a Global Note (including principal, premium and interest (excluding PIK Interest)) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuer shall make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

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3.	Paying Agent, Registrar and Collateral Agent

Initially, Wells Fargo Bank, National Association (the “Trustee”), shall act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar. Initially, the Trustee shall also act as Collateral Agent.

4.	Indenture

The Issuer issued the Notes under an Indenture dated as of December 12, 2013 (the “Indenture”), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. The Initial Notes, PIK Notes and Additional Notes shall be treated as a single class of securities for all purposes under the Indenture.

The Notes are senior secured obligations of the Issuer and consist of the 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 and any Additional Notes or PIK Notes that may be issued after the Issue Date. The Indenture contains covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to Incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets to secure indebtedness; transfer or sell assets; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets; engage in sale/leaseback transactions; and impair the security interest in the Collateral. These covenants are subject to important exceptions and qualifications contained in the Indenture.

The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Intercreditor Agreement and the other Security Documents, such security interest to be second in priority to security interests granted for the benefit of holders of First Priority Lien Obligations and first in priority to certain security interests granted for the benefit of the Holders of the Notes. The Trustee and the Collateral Agent, as the case may be, hold the Collateral as agent for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents, including the Intercreditor Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for foreclosure and release of Collateral), including the Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs the Collateral Agent (i) to enter into the Security Documents, including the Intercreditor Agreement; (ii) to perform its obligations and exercise its rights thereunder in accordance therewith and (iii) to take all actions (and execute all documents) required (or deemed advisable) by the Trustee or the Collateral Agent, as the case may be, in accordance with the terms of the Intercreditor Agreement, including without limitation, to amend the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding secured Obligations, so long as such other secured Obligations and the Liens securing such Obligations are not prohibited by the provisions of the Credit Agreement, this Indenture or the Security Documents.

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To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Notwithstanding the preceding sentence, each Holder, by accepting this Note, consents and agrees that in the event of any conflict between the terms of the Intercreditor Agreement and the Indenture (or this Note), the provisions of the Intercreditor Agreement shall govern and control.

5.	Optional Redemption

Except as set forth below, the Issuer shall not be entitled to redeem the Notes.

At any time prior to December 12, 2016, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice sent electronically or mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On and after December 12, 2016, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice sent electronically or mailed by first-class mail to each Holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

Period	Redemption Price

December 12, 2016 to July 14, 2017	106.8750%

July 15, 2017 to February 13, 2018	103.4375%

February 14, 2018 and thereafter	100.0000%

Notwithstanding the foregoing, at any time and from time to time on or prior to December 12, 2016, the Issuer may redeem in the aggregate up to 100% of the aggregate principal amount of the Initial Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more (a) underwritten public Equity Offerings by the Issuer or (b) underwritten public Equity Offerings by any Parent of the Issuer, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price equal to 113.75% of the principal amount thereof, plus accrued and unpaid interest to the

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redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that such redemption shall occur within 90 days after the date on which any such underwritten public Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice sent electronically or mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notwithstanding the foregoing, at any time and from time to time on or prior to December 12, 2016, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more (a) Equity Offerings by the Issuer (other than an underwritten public Equity Offering), (b) Equity Offerings by any Parent of the Issuer (other than an underwritten public Equity Offering), to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, or (c) Subsidiary Spin-Offs, at a redemption price equal to 113.75% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes and PIK Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice sent electronically or mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

6.	Notice of Redemption

Notice of redemption shall be mailed by first-class mail or electronically transmitted at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1.00 principal amount may be redeemed in part but only in whole multiples of $1.00. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

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7.	Put Provisions

Except as set forth in the Indenture, the occurrence of any Change of Control shall constitute an Event of Default under the Indenture unless the Issuer (i)(A) makes an offer within 30 days following such Change of Control to all holders of the Notes to purchase all the Notes properly tendered (a “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); and (B) purchase all the Notes properly tendered in accordance with the Change of Control Offer or (ii) exercises its right, within 30 days following such Change of Control, to redeem all the Notes as described under Paragraph 5 of this Note.

In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain events, including certain Asset Sales.

8.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $1.00 principal amount and whole multiples of $1.00. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days prior to the mailing of a notice of redemption of Notes to be redeemed or 15 days before an interest payment date.

9.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

11.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposit with the Trustee sufficient money or, in certain cases, U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

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12.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Security Documents and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee shall be entitled to amend the Indenture, any Security Agreement, including the Intercreditor Agreement, or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Successor Issuer of the obligations of the Issuer under the Indenture and hereunder, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add guarantees with respect to the Notes, to secure the Notes, to add assets as Collateral, to release Collateral from any Lien pursuant to the Indenture and any Security Document, when permitted or required by the Indenture, to modify the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding secured obligations, so long as such other secured obligations and the Liens securing such obligations are not prohibited by the provisions of the Credit Agreement, the Indenture or the Security Documents, to add to the covenants of the Issuer for the benefit of Holders or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any Holder (including, without limitation, any change to effect an Automatic Exchange), or to effect any provision of the Indenture or to make certain changes to the Indenture to provide for the issuance of Additional Notes.

Without the consent of the holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the Notes.

13.	Defaults and Remedies

Under the Indenture, Events of Default include (1) a default in any payment of interest on any Note when due that continues for 30 days, (2) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (3) the failure by the Issuer to comply with the provisions described under Article 5 of the Indenture (4) the failure by the Issuer or any of its Restricted Subsidiaries to comply for 30 days after notice with any of its obligations under Article 4 of the Indenture (other than a failure to purchase Notes), (5) the failure by the Issuer or any of its Restricted Subsidiaries to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture, (6) the failure by the Issuer or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to a Restricted Subsidiary of the Issuer) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $30 million or its foreign currency equivalent, (7) certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary, (8) the failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $30 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days, (9) unless all of the Collateral has been released from the Liens in accordance with the provisions of the Security

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Documents, the Issuer shall assert or any Subsidiary shall assert, in any pleading in any court of competent jurisdiction, that any Lien on the Collateral pursuant to the Security Documents is invalid or unenforceable and, in the case of any such Subsidiary, the Issuer fails to cause such Subsidiary to rescind such assertion within 30 days after the Issuer has actual knowledge of such assertion, (10) unless all of the Collateral has been released from the Liens in accordance with the Security Documents, any Lien on a material portion of the Collateral pursuant to the Security Documents becomes invalid or unenforceable, and (11) the failure by the Issuer or any Restricted Subsidiary to comply for 60 days after notice with its other agreements related to the Collateral contained in the Indenture or the Security Documents except for a failure that would not be material to the holders of the Notes and would not materially affect the value of the security interests in the Collateral taken as a whole.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all such Notes to be due and payable immediately, subject to certain conditions set forth in the Indenture. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Security Documents or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.	Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Issuer or the Trustee shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the issuance of this Note.

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16.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	Holders’ Compliance with Registration Rights Agreement

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

20.	Governing Law; Waiver of Jury Trial

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OR, TO THE EXTENT REQUIRED, THE LAW OF THE JURISDICTION IN WHICH THE COLLATERAL IS LOCATED) WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Affinion Group Holdings, Inc.

6 High Ridge Park

Stamford, CT 06905

Attention: General Counsel

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint              agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Issuer; or

	(1)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

	(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

	(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

	(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

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(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT 2 to Rule 144A/REGULATION S/AI APPENDIX

Form of

Transferee Letter of Representation

Affinion Group Holdings, Inc.

6 High Ridge Park

Stamford, CT 06905

Wells Fargo Bank, National Association

Corporate Trust Services

DAPS Reorg

MAC N9303-121

608 2nd Avenue South

Minneapolis, Minnesota 55479

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[        ] principal amount of the 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 (the “Notes”) of Affinion Group Holdings, Inc., a Delaware corporation (the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase notes similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing

Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Issuer, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale shall not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

TRANSFEREE:

,

by:

2

EXHIBIT 3 to Rule 144A/REGULATION S/AI APPENDIX

Form of

Free Transferability Certificate

Wells Fargo Bank, National Association

Corporate Trust Services

DAPS Reorg

MAC N9303 121

608 2nd Avenue South

Minneapolis, Minnesota 55479

Dear Sir or Madam:

Whereas the 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 (the “Notes”) have become freely tradable without restriction by non-affiliates of Affinion Group Holdings, Inc. (the “Issuer”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.3(e)(iii) of Appendix A to the indenture, dated as of December 12, 2013 (the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee and collateral agent, pursuant to which the Notes were issued, the Issuer hereby instructs you that:

(i) the restrictive legends described in Section 2.3(e)(i) of the Indenture and set forth on the Notes issued thereunder will be deemed removed from the Global Notes representing such Notes, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders; and

(ii) the restricted CUSIP number for the Notes will be deemed removed from the Global Notes and replaced with the unrestricted CUSIP number set forth therein, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders.

Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

Very truly yours,

AFFINION GROUP HOLDINGS, INC.

By:
Name:
Title: